UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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Murphy Oil Corporation

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NOTICE OF ANNUAL MEETING

To the Stockholders of

    Murphy Oil Corporation:

The Annual Meeting of Stockholders of MURPHY OIL CORPORATION (the “Company”) will be held at the South Arkansas Arts Center, 110 East 5th Street, El Dorado, Arkansas, on Wednesday, May 9, 2012, at 10:00 a.m., Central Daylight Time, for the following purposes:

1.	Election of Directors;

2.	Advisory vote to approve executive compensation;

3.	Approval or disapproval of the proposed 2012 Long-Term Incentive Plan as described in the Proxy Statement;

4.	Approval or disapproval of the proposed 2012 Annual Incentive Plan as described in the Proxy Statement;

5.	Approval or disapproval of the action of the Audit Committee of the Board of Directors in appointing KPMG LLP as the Company’s independent registered public accounting firm for 2012; and

6.	Such other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 12, 2012, the record date fixed by the Board of Directors of the Company, will be entitled to notice of and to vote at the meeting or any adjournment thereof. A list of all stockholders entitled to vote is on file at the office of the Company, 200 Peach Street, El Dorado, Arkansas 71730.

You may vote your shares by signing and returning the enclosed proxy card or by telephone or internet as explained on the card.

JOHN A. MOORE
Secretary

El Dorado, Arkansas

March 29, 2012

PROXY STATEMENT

March 29, 2012

SOLICITATION

The solicitation of the enclosed proxy is made on behalf of the Board of Directors of Murphy Oil Corporation (the “Board”) for use at the Annual Meeting of Stockholders to be held on May 9, 2012. It is expected that this Proxy Statement and related materials will first be mailed to stockholders on or about March 29, 2012.

The complete mailing address of the Company’s principal executive office is 200 Peach Street, P.O. Box 7000, El Dorado, Arkansas 71731-7000.

References in this Proxy Statement to “we,” “us,” “our,” “the Company” and “Murphy Oil” refer to Murphy Oil Corporation and our consolidated subsidiaries.

VOTING PROCEDURES

The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting is required for approval of matters presented at the meeting. Your proxy will be voted at the meeting, unless you (i) revoke it at any time before the vote by filing a revocation with the Secretary of the Company, (ii) duly execute a proxy card bearing a later date, or (iii) appear at the meeting and vote in person. Proxies returned to the Company, votes cast other than in person and written revocations will be disqualified if received after commencement of the meeting. If you elect to vote your proxy by telephone or internet as described in the telephone/internet voting instructions on your proxy card, we will vote your shares as you direct. Your telephone/internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card.

Votes cast by proxy or in person at the meeting will be counted by the persons appointed by the Company to act as Judges of Election for the meeting. The Judges of Election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any other business submitted at the meeting to the stockholders for a vote. Abstentions, however, do not constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of “votes cast.”

The Judges of Election will treat shares referred to as “broker non-votes” (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and that the broker or nominee does not have discretionary power to vote on a non-routine matter) as shares that are present and entitled to vote on routine matters and for purposes of determining the presence of a quorum. The proposal to approve or disapprove the appointment of KPMG LLP as our independent registered public accounting firm for the current fiscal year should be considered a routine matter. However, for purposes of determining the outcome of any non-routine matter as to which the broker does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Notably, the election of directors, the advisory vote to approve executive compensation, the proposal to approve or disapprove the adoption of the 2012 Long-Term Incentive Plan, and the proposal to approve or disapprove the adoption of the 2012 Annual Incentive Plan should be considered non-routine matters.

Unless specification to the contrary is made, the shares represented by the enclosed proxy will be voted FOR all the nominees for director, FOR the approval of the compensation of our Named Executive Officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, FOR the adoption of the 2012 Long-Term Incentive Plan, FOR the adoption of the

2012 Annual Incentive Plan and FOR approval of the action of the Audit Committee of the Board of Directors in appointing KPMG LLP as the Company’s independent registered public accounting firm.

VOTING SECURITIES

On March 12, 2012, the record date for the meeting, the Company had 194,146,830 shares of Common Stock outstanding, all of one class and each share having one vote with respect to all matters to be voted on at the meeting. This amount does not include 185,992 shares of treasury stock. Information as to Common Stock ownership of certain beneficial owners and management is set forth in the tables on pages 10 and 11 (“Security Ownership of Certain Beneficial Owners” and “Security Ownership of Management”).

PROPOSAL 1—ELECTION OF DIRECTORS

The Board recognizes that it is important for the Company’s directors to possess a diverse array of backgrounds and skills, whether in terms of executive management leadership or educational achievement. When considering new candidates, the Nominating & Governance Committee, with input from the Board, takes into account these factors as well as other appropriate characteristics, such as sound judgment, honesty, and integrity. In addition, although it does not have a formal policy with respect to diversity, the Nominating & Governance Committee considers the issue of diversity among the factors used to identify nominees for director. The goal is to assemble and maintain a Board comprised of individuals that not only bring to bear a wealth of business and technical expertise, but that also demonstrate a commitment to ethics in carrying out the Board’s responsibilities with respect to oversight of the Company’s operations. Mr. Cossé and Mr. Mirosh were elected to the Board of Directors on August 3, 2011.

To the extent authorized by the proxies, the shares represented by the proxies will be voted in favor of the election of the eleven nominees for director whose names are set forth below. If for any reason any of these nominees is not a candidate when the election occurs, the shares represented by such proxies will be voted for the election of the other nominees named and may be voted for any substituted nominees. However, management of the Company does not expect this to occur. All nominees, other than Mr. Cossé and Mr. Mirosh, were elected at the last Annual Meeting of Stockholders.

All directors, other than Mr. Cossé, Mr. Deming and Mr. Wood, have been deemed independent by the Board based on the rules of the New York Stock Exchange (“NYSE”) and the categorical standards of independence included in the Company’s Corporate Governance Guidelines. The Committee noted that Mr. Deming will become independent per the rules of the NYSE and the Company’s categorical standards of independence on July 1, 2012. As part of its independence recommendation to the Board, the Nominating & Governance Committee at its February meeting considered familial relationships (Mr. Deming, Mr. Murphy, Mr. Nolan* and Mrs. Theus are first cousins) and ordinary course of business transactions with BancorpSouth (Mr. Kelley) which were below the applicable threshold. The Committee also considered aviation interchange and related agreements with Union Holdings LLC (Mr. Murphy) and Munoco Company L.C. (Mr. Nolan). The Committee noted that the aviation interchange and related agreements involving Union Holdings LLC and Munoco Company L.C. have all been terminated, with the last such termination becoming effective April 1, 2012. The only remaining agreement will be a hangar rental agreement involving Union Holdings LLC. This agreement remains due to a lack of otherwise available hangar space in the area. Union Holdings LLC compensates the Company at a fair market value rate of $6,000 annually to hangar one airplane.

Mr. Nolan, the Non-Employee Chairman of the Board during 2011, served as presiding director at regularly scheduled (February, August and December) meetings of non-management directors without the Company’s management. Following the death of William C. Nolan, Jr. on March 12, 2012, the Board accelerated the effective date of Mr. Deming’s election of Chairman to March 20, 2012 rather than the previously announced May 1, 2012. The Board also amended the Company’s by-laws to reduce the number of directors from twelve to eleven. Mr. Deming will now preside at regularly scheduled meetings of non-management directors.

*	Chairman of the Board, William C. Nolan, Jr., died March 12, 2012.

Stockholders and other interested parties may send communications to the Board and/or specified individual directors’ c/o the Secretary, Murphy Oil Corporation, P.O. Box 7000, El Dorado, AR 71731-7000. The Secretary will promptly relay all such communications to the appropriate director(s). The names of the nominees and certain information as to them, are as follows:

Director Nominees

Name and age	Principal occupation or employment	Certain other directorships
Frank W. Blue Santa Barbara, California Age: 70 Director Since: 2003 Board Committees: Audit Nominating & Governance	International Legal Advisor/Arbitrator, since 2003	None

Mr. Blue has extensive knowledge of international commercial transactions, international trade matters, and multinational corporate compliance/corporate governance issues based, in part, on his years of experience in the international oil and gas industry, most notably as Vice President, General Counsel and Corporate Secretary of Caltex Corporation and as partner at the law firm of Fulbright & Jaworski.

Steven A. Cossé El Dorado, Arkansas Age: 64 Director Since: 2011 Board Committees: Environmental, Health & Safety	Executive Vice President and General Counsel of the Company, from February, 2005 through February, 2011, retired from the Company February, 2011	Simmons First National Corporation Pine Bluff, Arkansas

Mr. Cossé’s service as Executive Vice President and General Counsel of Murphy Oil Corporation helped him gain a proficient understanding of environmental laws and regulations. Among other qualifications, Mr. Cossé brings to the Board expertise in corporate governance, securities laws, and executive leadership experience.

Claiborne P. Deming El Dorado, Arkansas Age: 57 Director Since: 1993 Board Committees: Chairman of the Board (beginning March 20, 2012) Chair, Executive Environmental, Health & Safety	Private Investor; President and Chief Executive Officer of the Company, from October, 1994 through December, 2008, retired from the Company June, 2009	None

Mr. Deming’s experience as President and Chief Executive Officer of Murphy Oil Corporation gives him insight into the Company’s challenges, opportunities and operations. His past positions as Treasurer and a Director of the American Petroleum Institute increased his knowledge in government safety regulations and environmental effects. Among other qualifications, Mr. Deming brings to the Board executive leadership skills and over 30 years experience in the oil and gas industry.

Name and age	Principal occupation or employment	Certain other directorships
Robert A. Hermes Houston, Texas Age: 72 Director Since: 1999 Board Committees: Executive Chair, Nominating & Governance Environmental, Health & Safety	Chairman of the Board, Retired, Purvin & Gertz, Inc., an international energy consulting firm	None

Dr. Hermes has broad experience in economic and technical aspects of petroleum refining, crude oil pricing, oil logistics, petroleum marketing, and interfuel competition. He also brings to the Board expertise in strategic planning and feasibility studies. As former Chairman of the Board of Purvin & Gertz, Inc., Dr. Hermes has a strong background as an advisor on energy policy.

James V. Kelley Tupelo, Mississippi Age: 62 Director Since: 2006 Board Committees: Audit Executive Compensation	President and Chief Operating Officer, BancorpSouth, Inc., since 2000	BancorpSouth, Inc. Tupelo, Mississippi

Mr. Kelley has extensive knowledge of the capital markets and accounting issues. As President and Chief Operating Officer of BancorpSouth, Inc., he understands the fundamentals and responsibilities of operating a large company. Among other qualifications, Mr. Kelley brings to the Board experience in finance and accounting, as well as executive management.

Walentin Mirosh Calgary, Alberta Age: 66 Director Since: 2011 Board Committees: Executive Compensation	President, Mircan Resources Ltd., a private consulting company, since January, 2010; Vice President and Special Advisor to the President and Chief Operating Officer, NOVA Chemicals Corp., a commodity chemicals and plastics company, from May, 2008 to December, 2009; Vice President and President of Olefins and Feedstocks, NOVA Chemicals Corp., from July, 2003 to April, 2008	Superior Plus Income Fund Calgary, Alberta TC PipeLines GP, Inc. Calgary, Alberta

Mr. Mirosh, with his accomplishments in the chemical, natural gas, and investment industries, is able to provide the Board with dependable input in many areas. He brings to the Board experience in energy, regulatory, and international law as well as skills in business development and corporate strategy.

Name and age	Principal occupation or employment	Certain other directorships
R. Madison Murphy El Dorado, Arkansas Age: 54 Director Since: 1993 (Chairman, 1994-2002) Board Committees: Executive Chair, Audit	Managing Member, Murphy Family Management, LLC, which manages investments, farm, timber and real estate, since 1998	Deltic Timber Corporation El Dorado, Arkansas

Mr. Murphy served as Chairman of the Board of Murphy Oil Corporation from 1994 to 2002. This background, along with his current membership on the Board of Directors of Deltic Timber Corporation and his past membership on the Board of Directors of BancorpSouth, Inc., brings to the Board and to the Audit Committee a unique business and financial perspective.

Neal E. Schmale San Diego, California Age: 65 Director Since: 2004 Board Committees: Audit Executive Compensation	President and Chief Operating Officer, Retired, Sempra Energy, an energy services holding company, from February, 2006 to October, 2011	WD-40 Company Chairman San Diego, California

Mr. Schmale brings to the Board the perspective of a recent corporate leader having faced current external economic, social and governance issues. He also brings specific experience in financial matters from his prior service as Chief Financial Officer of Sempra Energy. He holds degrees in petroleum engineering and law, and has a vast knowledge in different fields concerning the oil industry.

David J.H. Smith Maidstone, Kent, England Age: 70 Director Since: 2001 Board Committees: Chair, Executive Compensation Nominating & Governance	Chief Executive Officer, Retired, Whatman Plc, a life sciences company, since September, 2001	None

Dr. Smith’s past experience as Chief Executive Officer of a U.K.-based life sciences company provides the Board with a global perspective. He also brings specific experience in research and development from his prior service at BP. Among his many achievements, Dr. Smith served as a professor of Chemistry at higher learning institutions in California and the United Kingdom. He has spent much of his life conducting scientific research and brings that thoroughness to his work on the Board.

Name and age	Principal occupation or employment	Certain other directorships
Caroline G. Theus Alexandria, Louisiana Age: 68 Director Since: 1985 Board Committees: Executive Chair, Environmental, Health & Safety	President, Inglewood Land & Development Co., a holding company, since 1980; President, Retired, Keller Enterprises, LLC which manages investments and real estate holdings, since 2008	None

Mrs. Theus is President of a farming and land holding corporation, and she has worked with the Louisiana Nature Conservancy in helping to preserve lands of ecological importance. She has proven to be a strong advocate for protecting our natural resources and enriches the Board with her insight during discussions concerning the environment.

David M. Wood El Dorado, Arkansas Age: 55 Director Since: 2009 Board Committees: Executive	President and Chief Executive Officer of the Company, since January, 2009; previously Executive Vice President and President of Murphy Exploration & Production Company from January, 2007 to December, 2008	None

Mr. Wood’s day-to-day leadership as Chief Executive Officer of Murphy Oil Corporation allows him to provide the Board with his intimate perspective of our operations. With a degree in Geology and as a Certified Petroleum Geologist, he has held multiple positions with Murphy Oil Corporation, namely overseeing exploration and production programs. Mr. Wood has taken on large scale, world class projects with the Company and has been extremely successful.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE PERSONS NOMINATED BY THE BOARD.

BOARD LEADERSHIP STRUCTURE

The Chairman of the Board of Directors, Chief Executive Officer and other directors bring different perspectives and roles to the Company’s management, oversight and strategic development. The Company’s directors bring experience and expertise from both inside and outside the company and industry, while the Chief Executive Officer is most familiar with the Company’s business and industry, and most capable of leading the execution of the Company’s strategy. The Board believes that separating the roles of Chairman and Chief Executive Officer is currently in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management. The Board will, however, maintain its flexibility to make this determination at any given point in time to provide appropriate leadership for the Company.

RISK MANAGEMENT

The Board exercises risk management oversight and control both directly and indirectly, the latter through various Board Committees as discussed below. The Board regularly reviews information regarding the

Company’s credit, liquidity and operations, including the risks associated with each. The Company’s Executive Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee is responsible for oversight of financial risks, including the steps the Company has taken to monitor and mitigate these risks. The Nominating & Governance Committee, in its role of reviewing and maintaining the Company’s corporate governance guidelines, manages risks associated with the independence of the Board and potential conflicts of interest. The Environmental, Health & Safety Committee oversees management of risks associated with environmental, health and safety issues. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports and by the CEO and the Director, Enterprise Risk Management about the known risks to the strategy and the business.

COMMITTEES

The standing committees of the Board are the Executive Committee, the Audit Committee, the Executive Compensation Committee, the Nominating & Governance Committee and the Environmental, Health & Safety Committee.

The Executive Committee, in accordance with the Company’s bylaws, is vested with the authority to exercise certain functions of the Board when the Board is not in session. The Executive Committee is also in charge of all financial, legal and general administrative affairs of the Company, subject to any limitations prescribed by the by-laws or by the Board.

The Audit Committee has the sole authority to appoint or replace the Company’s independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee also assists the Board with its oversight of the integrity of the Company’s financial statements, the independent registered public accounting firm’s qualifications, independence and performance, the performance of the Company’s internal audit function, the compliance by the Company with legal and regulatory requirements, and the review of programs related to compliance with the Company’s Code of Business Conduct and Ethics. The Audit Committee meets with representatives of the independent registered public accounting firm and with members of the internal Auditing Department for these purposes. All of the members of the Audit Committee are independent under the rules of the New York Stock Exchange and the Company’s categorical independence standards. The Board has determined that Neal E. Schmale is qualified as an “Audit Committee Financial Expert” as defined in Item 407 of Regulation S-K.

The Executive Compensation Committee oversees the compensation of the Company’s executives and directors and administers the Company’s annual incentive compensation plan, the long-term incentive plan and the stock plan for non-employee directors. All of the members of the Executive Compensation Committee are independent under the rules of the New York Stock Exchange and the Company’s categorical independence standards. The Compensation Discussion and Analysis section below contains additional information about the Executive Compensation Committee.

The Nominating & Governance Committee identifies and recommends potential Board members, recommends appointments to Board committees, oversees evaluation of the Board’s performance and reviews and assesses the Corporate Governance Guidelines of the Company. All of the members of the Nominating & Governance Committee are independent under the rules of the New York Stock Exchange and the Company’s categorical independence standards. Information regarding the process for evaluating and selecting potential director candidates, including those recommended by stockholders, is set out in the Company’s Corporate Governance Guidelines. Stockholders desiring to recommend candidates for membership on the Board for consideration by the Nominating & Governance Committee should address their recommendations to: Nominating & Governance Committee of the Board of Directors, c/o Secretary, Murphy Oil Corporation, P.O. Box 7000, El Dorado, Arkansas 71731-7000. As a matter of policy, candidates recommended by stockholders are evaluated on the same basis as candidates recommended by the Board members, executive search firms or other sources. The Corporate Governance Guidelines also provide a mechanism by which stockholders may send communications to Board members.

The Environmental, Health and Safety Committee assists the Board and management in monitoring compliance with applicable environmental, health and safety laws, rules and regulations as well as the Company’s Worldwide Environmental, Health, and Safety Policy. Review of policies, procedures and practices regarding security of the Company’s people and property is also within the purview of this committee. The Committee benefits from the Company’s sponsorship of the Massachusetts Institute of Technology’s Joint Program on the Science and Policy of Global Change for keeping abreast of emerging issues with respect to climate change. The Committee also addresses public policy issues affecting the Company.

Charters for the Audit, Executive Compensation, Nominating & Governance and Environmental, Health & Safety Committees, along with the Corporate Governance Guidelines and the Code of Ethical Conduct for Executive Management, are available on the Company’s Web site, www.murphyoilcorp.com/about/governance/default.aspx.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Members of the Executive Compensation Committee during 2011 were David J.H. Smith (Chair), William C. Nolan, Jr., Walentin Mirosh, Neal E. Schmale and James V. Kelley. During 2011, none of the members of the Committee (i) was an officer or employee of the Company, (ii) was a former officer of the Company or (iii) had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K.

MEETINGS AND ATTENDANCE

During 2011, there were seven meetings of the Board, eleven meetings of the Executive Committee, seven meetings of the Audit Committee, two meetings of the Executive Compensation Committee, three meetings of the Nominating & Governance Committee, and three meetings of the Environmental, Health & Safety Committee. All nominees’ attendance exceeded the minimum of 75% of the total number of meetings of the Board and committees on which they served. All Board members attended the 2011 Annual Meeting of Stockholders. As set forth in the Company’s Corporate Governance Guidelines, all Board members are expected to attend each Annual Meeting of Stockholders.

COMPENSATION OF DIRECTORS

Since 2003, the Company’s standard arrangement for compensation of non-employee directors has included a combination of cash and equity. In 2011, the cash component consisted of an annual retainer of $60,000, plus $2,000 for each Board or committee meeting attended. Supplemental retainers were paid to the Chairman of the Board ($115,000), the Audit Committee Chairman ($15,000), the Audit Committee Financial Expert ($10,000), other members of the Audit Committee ($7,500), the Executive Compensation Committee Chairman ($15,000) and the Chair of each other committee ($10,000). The Company also reimburses directors for travel, lodging and related expenses they incur in attending Board and committee meetings.

The equity component for 2011 consisted of time-based restricted stock units. Each non-employee director, other than Mr. Cossé and Mr. Mirosh, received 3,235 restricted stock units on February 2, 2011, which vest after three years. Mr. Cossé and Mr. Mirosh were elected to the Board of Directors on August 3, 2011, and were each awarded at that time, equivalent equity-based compensation on a pro-rated basis. Their award consisted of 1,798 restricted stock units, which vest over the period beginning August 3, 2011 and ending on February 2, 2014. Dividend equivalents accumulate over the vesting period and pay out upon the vesting of the restricted stock units. Further information is set forth in the following table.

The column below showing “All Other Compensation” represents the incremental cost of matching gifts. The non-employee directors are eligible to participate in the matching gift program on the same terms as Murphy employees. Under this program, an eligible person’s total gifts of up to $12,500 per calendar year will qualify. The Company will contribute to qualified educational institutions and hospitals an amount equal to twice the amount (2 to 1) contributed by the eligible person. The Company will contribute to qualified welfare and cultural organizations an amount equal to (1 to 1) the contribution made by the eligible person.

2011 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)	Total ($)
William C. Nolan, Jr.	244,556	219,689	—	—	100,609	22,000	586,854
Frank W. Blue	99,056	219,689	—	—	—	1,250	319,995
Steven A. Cossé	38,000	109,246	—	—	—	14,750	161,996
Claiborne P. Deming	112,000	219,689	—	—	—	13,000	344,689
Robert A. Hermes	118,056	219,689	—	—	5,216	7,950	350,911
James V. Kelley	99,556	219,689	—	—	—	20,000	339,245
Walentin Mirosh	38,000	109,246	—	—	—	—	147,246
R. Madison Murphy	130,556	219,689	—	—	21,109	2,000	373,354
Neal E. Schmale	107,556	219,689	—	—	—	25,000	352,245
David J.H. Smith	99,056	219,689	—	—	3,810	10,000	332,555
Caroline G. Theus	108,056	219,689	—	—	32,576	—	360,321

(1)	Represents grant date fair value of time-based restricted stock units awarded in 2011 as computed in accordance with FASB ASC Topic 718, excluding forfeiture estimates, as more fully described in Note J to our consolidated financial statements included in the 2011 Form 10-K report.
(2)	At December 31, 2011, total stock options and restricted stock units outstanding were:

	Stock Options		Restricted Stock Units
William C. Nolan, Jr.	16,200		12,882
Frank W. Blue	4,200		12,882
Steven A. Cossé	235,000	*	24,715	*
Claiborne P. Deming	—		10,072
Robert A. Hermes	10,200		12,882
James V. Kelley	—		12,882
Walentin Mirosh	—		1,798
R. Madison Murphy	—		12,882
Neal E. Schmale	1,660		12,882
David J.H. Smith	16,200		12,882
Caroline G. Theus	16,200		12,882

*	A total of 235,000 stock options and 22,917 performance-based restricted stock units were earned in his former capacity as Executive Vice President and General Counsel of Murphy Oil Corporation.
(3)	The 1994 Retirement Plan for Non-Employee Directors was frozen on May 14, 2003. At that time, then current directors were vested based on their years of service, with no further benefits accruing and benefits being paid out according to the terms of the plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of December 31, 2011, the following are known to the Company to be the beneficial owners of more than five percent of the Company’s Common Stock:

Name and address of beneficial owner	Amount and nature of beneficial ownership(1)		Percentage
BlackRock, Inc	13,201,683	(2)	6.82%
40 East 52nd Street
New York, NY 10022

T. Rowe Price Associates, Inc	16,703,315	(3)	8.60%
100 E. Pratt Street
Baltimore, Maryland 21202

(1)	Includes Common Stock for which the indicated owner has sole or shared voting or investment power and is based on the indicated owner’s Schedule 13G filing for the period ended December 31, 2011.
(2)	A parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G). All shares are sole voting power and sole dispositive power shares.
(3)	These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Total includes 5,826,798 sole voting power shares, -0- shared voting power shares, 16,672,715 sole dispositive power shares and -0- shared dispositive power shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information, as of February 14, 2012, concerning the number of shares of Common Stock of the Company beneficially owned by all directors and nominees, each of the Named Executive Officers (as hereinafter defined), and directors and executive officers as a group. No shares of Common Stock held by our directors or executive officers have been pledged.

Name	Personal with Full Voting and Investment Power (1)(2)	Personal as Beneficiary of Trusts		Voting and Investment Power Only		Options Exercisable Within 60 Days	Total	Percent of Outstanding (if greater than one percent)
Frank W. Blue	18,123	—		—		4,200	22,323	—
Steven A. Cossé	85,959	—		—		225,000	310,959	—
Claiborne P. Deming	934,181	1,529,538		—		—	2,463,719	1.27%
Robert A. Hermes	26,123	—		—		10,200	36,323	—
James V. Kelley	18,121	—		—		—	18,121	—
Walentin Mirosh	—	—		—		—	—	—
R. Madison Murphy	1,074,633	1,269,264		5,077,474	(3)	—	7,421,371	3.82%
William C. Nolan, Jr.	593,605	—		894		16,200	610,699	—
Neal E. Schmale	17,223	—		—		1,660	18,883	—
David J.H. Smith	28,123	—		—		16,200	44,323	—
Caroline G. Theus	363,999	1,150,438	(4)	6,684	(5)	16,200	1,537,321	—
David M. Wood	99,753	—		—		432,500	532,253	—
Kevin G. Fitzgerald	31,472	—		—		157,500	188,972	—
Roger W. Jenkins	24,470	—		—		97,500	121,970	—
Bill H. Stobaugh	43,274	—		—		122,500	165,774	—
Thomas McKinlay	7,487	—		—		32,500	39,987	—
Directors and executive officers as a group(6)	3,432,418	3,949,240		5,085,052		1,471,160	13,937,870	7.18%

(1)	Includes Company Thrift (401(k)) Plan shares in the following amounts: Mr. Wood—10,551 shares; Mr. Fitzgerald—2,085 shares; Mr. Jenkins—1,007 shares; Mr. Stobaugh—7,428 shares.
(2)	Includes shares held by spouse and other household members as follows: Mr. Deming—255,648 shares; Dr. Hermes—26,123 shares owned jointly with spouse; Mr. Kelley—18,121 shares owned jointly with spouse; Mr. Murphy—398,586 shares; Mr. Nolan—2,500 shares owned solely by spouse; Mrs. Theus—26,000 shares, 18,000 of which are held jointly with spouse and 8,000 of which are held solely by spouse.
(3)	Includes 2,302,802 shares held by trusts for the benefit of others for which Mr. Murphy is trustee or co-trustee, 662,879 shares held by a private foundation of which Mr. Murphy is President for which beneficial ownership is expressly disclaimed and 2,111,793 shares held by a limited partnership that is controlled by a limited liability company of which Mr. Murphy is a member. Mr. Murphy has beneficial interest in 433,313 of these shares. Mr. Murphy’s wife has a beneficial interest in 2,345 shares, for which beneficial ownership is expressly disclaimed.
(4)	Includes 613,186 shares for which Mrs. Theus is co-trustee and a beneficiary.
(5)	Held as trustee for trust for Mrs. Theus’ son.
(6)	Includes eleven directors, ten executive officers and one director/officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors and executive officers and persons who beneficially own more than 10% of the Company’s Common Stock are required to report their ownership of the Company’s Common Stock and any changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates. Based upon a review of the copies of such reports in our possession and on representations from reporting persons, we believe that all such persons complied with all applicable filing requirements during fiscal 2011.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

During 2011, the Company did not have any transactions with related persons required to be disclosed under Item 404(a) of Regulation S-K, and no such transactions are currently proposed. The Nominating & Governance Committee reviews annual cumulative ordinary course of business transactions with firms associated with directors and nominees for director. The Company’s management also monitors such transactions on an ongoing basis. Executive officers and directors are governed by the Company’s Code of Business Conduct and Ethics, which provides that waivers may only be granted by the Board and must be promptly disclosed to stockholders. No such waivers were granted nor applied for in 2011. The Company’s Corporate Governance Guidelines require that all directors recuse themselves from any discussion or decision affecting their personal, business or professional interests.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

2011 was an important year for Murphy Oil Corporation and the execution of the Company’s business strategy. The Company’s business highlights for 2011 include:

•	Beginning the implementation of its strategy to exit the refinery business, the Company successfully sold its two U.S. refineries:

-	The Superior Refinery was sold to Calumet Specialty Products Partners, L.P. for a sales price of $214 million plus hydrocarbon inventories. The sale closed on September 30, 2011.

-	The Meraux Refinery was sold to Valero Energy Corporation for a sales price of $325 million plus hydrocarbon inventories. The sale closed on October 1, 2011.

•	Exploration and production sector achievements during 2011 included:

-	Seven international fields were sanctioned for development, including: Patricia, Serendah, South Acis, Permas, Endau, Siakap North, and Schiehallion.

-	The Company’s North American onshore business was reorganized as a single unit to bring expertise, efficiencies and complementary disciplines from our Canadian resource play developments to the accelerating growth in the Eagle Ford Shale (“EFS”).

-	Fast growing production in the EFS hit 13,000 BOPD gross in December and the EFS year-end reserve adds yielded 37 MMBOE or 26% of the total Company’s proved reserve adds for the year.

-	In Canada, Tupper West came on-line ahead of schedule and under budget in February and reached plant capacity of 180 MMcfd in December. The associated Montney reserve adds yielded 62 MMBOE or 44% of the total Company’s proved reserve adds for the year.

•	Within the retail sector of the Company’s business portfolio, significant achievements in 2011 included:

-	Increased non-fuel sales 7% over 2010.

-	Increased non-fuel margin 5% over 2010.

-	Murphy USA Retail and our Wholesale Marketing Dept. combined to sell over 5 billion gallons of fuel to our customers.

-	Our retail network grew to 1,128 stations in 2011 while we maintained our low cost supply structure to provide a competitive advantage.

-	The construction and upgrades to the Hereford, Texas ethanol plant were completed and the plant proved production at its nameplate capacity of 105 million gallons per year.

These operational successes resulted in improved financial performance for the Murphy Oil organization.

The following occurred during 2011 with respect to the Company’s executive compensation programs:

•

At the 2011 annual meeting of stockholders, the Company’s stockholders endorsed the Company’s Named Executive Officer compensation with over 98% percent of the votes cast in an advisory vote to approve the Company’s Named Executive Officer compensation voting in favor of the proposal.

•

In light of the Company’s shift in business strategy, the Company adopted a new peer group of companies more appropriately reflecting the exploration and production (“E&P”) focus of the Company’s business strategy going forward. The new group reflects the addition of several new E&P companies, the reduction of several fully integrated companies in the current peer group, and the elimination of three companies principally engaged in the refinery sector in the current peer group. This new peer group, which is discussed in the text which follows, was approved by the Executive Compensation Committee of the Board (the “Committee”) at its December 2011 meeting and will be the basis for future executive compensation benchmarking.

•

The Company, through actions by the Committee, continues to implement and deliver on its policy of directly linking pay to performance. The annual incentives paid to the Company’s Named Executive Officers were tied directly to Company, business unit, and individual performance, and are structured to qualify as tax-deductible “performance-based” compensation under Section 162(m) of the Internal Revenue Code. Also, during 2011, all long-term equity incentives granted to the Named Executive Officers were performance-based, consistent with the Company’s practice in recent years. Long-term equity incentive awards were granted in two principal forms during 2011: (1) nonqualified stock options granted at an exercise price equal to 100 percent of the fair market value of the Company’s Common Stock on the date of grant; and (2) performance-based restricted stock units that vest based on how the Company’s total shareholder return compares to the total shareholder return of the Company’s designated peer group over a three-year measurement period. Each Named Executive Officer who received a long-term equity incentive award in 2011 received grants that were approximately equal in expected value (i.e., equal expected value in stock options and performance-based restricted stock units), and such grants are also structured to qualify as tax-deductible “performance-based” compensation under Section 162(m).

Introduction

The Committee oversees the compensation of the Company’s Named Executive Officers (as defined below). The Committee consists of no fewer than two members, all of whom have been determined by the Board to satisfy the independence requirements of the New York Stock Exchange and the Company’s categorical independence standards. The Nominating & Governance Committee recommends nominees for appointment to the Committee annually and as vacancies or newly created positions occur. Committee members are appointed by the Board and may be removed by the Board at any time. Members of the Committee include David J.H. Smith (Chair), James V. Kelley, Walentin Mirosh, and Neal E. Schmale.

The Committee reviews and approves corporate goals and objectives relevant to our Chief Executive Officer (“CEO”) and other Named Executive Officer compensation and evaluates the CEO’s performance in light of these objectives. Any decisions regarding the CEO’s compensation are made solely by the Committee. For Named Executive Officers other than the CEO, the Committee considers the performance evaluations made by the CEO and the recommendations of the CEO. The Committee approves any compensation-related decisions affecting the pay of all Named Executive Officers.

The Committee administers and makes recommendations to the Board with respect to incentive compensation plans and equity-based plans and reviews and approves awards granted under such plans.

Sole authority to retain and terminate any compensation consultant rests with the Committee, which also has sole authority to approve the consultant’s fees and other retention terms. Advice and assistance from internal or external legal, accounting or other advisors is also available to the Committee.

In 2011, the Committee retained Pay Governance LLC as an independent compensation consultant. In its role as an advisor to the Committee, which in its sole discretion has the authority to select, retain, and/or terminate its relationship with the consulting firm, Pay Governance provided the Committee with objective and expert analyses, independent advice, and information with respect to executive and director compensation. It should be noted that Pay Governance provides no other consulting services to the Committee, or to the Company, other than those dealing with executive compensation and the compensation of non-employee directors.

Pay Governance provides the Committee with, among other things, an analysis of trends and compensation data for general industry, the oil and gas industry and a select group of comparator companies within the oil and gas industry. For 2011, the comparator group included Anadarko Petroleum, Apache, Chevron, ConocoPhillips, Devon Energy, EOG Resources, ExxonMobil, Hess, Marathon, Newfield Exploration, Noble Energy, Occidental Petroleum, Sunoco, Tesoro and Valero Energy. While structured as an integrated oil company like the “major” and “super-major” oil companies, the Company’s size is more comparable to that of certain independent exploration and production companies and refining and marketing companies. Various members of the investment community place the Company in each of these groups. The comparator group was developed by Pay Governance to provide representation from each of (i) integrated oil companies, (ii) independent exploration and production companies and (iii) refining and marketing companies.

During 2011, the Company completed the sale of its two U.S. refineries. Pay Governance assisted the Committee with the development of a new comparator group for 2012 that reflects the Company’s repositioning in the industry following the transactions. This new peer group, which will be the basis for benchmarking of executive compensation levels in 2012 and future periods going forward, was formally approved by the Committee at its December 2011 meeting. The new peer group is comprised of the following companies and reflects the Company’s recent decision to exit the refinery sector and emphasize its exploration and production capabilities: Anadarko Petroleum, Apache, Chesapeake Energy, ConocoPhillips, Denbury Resources, Devon Energy, EOG Resources, Hess, Marathon Oil Corporation, Newfield Exploration, Noble Energy, Occidental Petroleum, Pioneer Natural Resources, Plains Exploration & Production, and Southwestern Energy.

In addition to comparator company information, the Committee uses survey information to determine competitive market pay levels for the Named Executive Officers. The surveys used include:

•	Towers Watson 2011 General Industry Compensation Data Bank;

•	Towers Watson 2011 Petroleum Industry Compensation Data Bank;

•	Mercer Human Resource Consulting 2011 Energy 27 Survey; and

•	Organization Resources Counselors 2011 Manufacturing and Marketing Survey.

The survey data analyzed includes general industry and energy industry (as available) information. Regression analysis is utilized to adjust for differences in company size. Where regression is not possible, data for companies with similar revenue size is analyzed.

The Committee generally takes action on compensation matters at its meeting held in conjunction with the February Board meeting. The Company grants employee stock options at this meeting, and the exercise price of such stock options is based on the average of the high and the low market price for the Company’s shares on the date of grant. The Committee also considers at this time adjustments to Named Executive

Officers’ base salary, annual incentive bonus and grants of performance-based restricted stock unit awards. The Committee meets at other times during the year as necessary and, in 2011, met two times. A copy of the Committee’s charter can be found on the Company’s Web site, http://www.murphyoilcorp.com/about/governance/compensate.aspx.

Guiding Principles

The Committee bases its executive compensation decisions on principles designed to align the interests of executives with those of stockholders. The Committee intends compensation to provide a direct link with the Company’s values, objectives, business strategies and financial results. In order to motivate, attract and retain key executives who are critical to its long-term success, the Company believes that its pay package should be competitive with others in the oil and gas industry. In addition, the Company believes that executives should be rewarded for both the short-term and long-term success of the Company and, conversely, be subject to a degree of downside risk in the event that the Company does not achieve its performance objectives.

In order to promote the long-term as well as short-term interests of the Company, and to more closely align the interests of its key employees to those of its stockholders, the Company uses a mix of short-term and long-term incentives. Individuals in a primary position to influence the growth of stockholder wealth have larger portions of their total compensation package delivered in the form of equity-based long-term incentives. To this end, executives have a compensation package which includes a base salary, participation in a cash-based annual incentive plan, participation in an equity-based long-term incentive plan and certain other compensation, including customary benefits as discussed in Section D of Elements of Compensation below. In addition, in 2011, the compensation package for the CEO included limited personal use of Company aircraft. The Company believes that this combination of base salary, short-term incentives, long-term incentives and other employee benefits provides the best balance between the need for the Company to provide executive compensation which is competitive in the marketplace and therefore necessary for recruiting and retention, and the desire to have management’s interests, motivations and prosperity aligned with the interests of the Company’s stockholders.

The Company does not have employment, change in control or termination agreements with its Named Executive Officers. In the event of a change in control, each of the Named Executive Officers would retain his “earned” compensation and all outstanding equity awards would vest, become immediately exercisable or payable or have all restrictions lifted as may apply to the type of the award. However, as customary at our United Kingdom subsidiary, Murco Petroleum Ltd., Murco and Mr. McKinlay formerly had a contract of employment, setting out his employment rights, responsibilities and duties. This contract was terminated in November 2011 upon his transfer from Murco Petroleum Ltd. to the Company.

At the Company’s annual meeting of stockholders held on May 11, 2011, our stockholders had the opportunity to cast an advisory vote (a “say-on-pay” proposal) to approve the compensation of our Named Executive Officers as disclosed in our proxy statement for that meeting. Stockholders approved the say-on-pay proposal by the affirmative vote of 98.02% of the shares cast on that proposal. While the Committee believes this affirms stockholders’ support of the Company’s approach during 2010 to executive compensation, and therefore the Committee did not materially change its approach to executive compensation in 2011, the Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for our Named Executive Officers.

At last year’s annual meeting, our stockholders also had the opportunity to cast an advisory vote (a “say-on-frequency” proposal) on how often the Company should include a say-on-pay proposal in its proxy statements for future annual meetings. Stockholders had the choice of voting to have the say-on-pay vote every year, every two years or every three years. The frequency receiving the highest number of votes was every year. In accordance with this vote, our Board decided to hold the say-on-pay advisory vote every year.

Elements of Compensation

A.    Base Salary

The objectives of the base salary component of compensation include:

•	to provide a fixed level of compensation to reward the executive for day-to-day execution of primary duties and responsibilities;

•	to assist the Company in the attraction and retention of a highly skilled competitive team by paying base salaries which are competitive with the Company’s comparator group; and

•	to provide a foundation level of compensation upon which incentive opportunities can be added to provide the motivation to deliver superior performance.

The Company targets the median of competitive market pay levels for the base salary of its Named Executive Officers. The Company targets the 50th percentile because it believes that it allows the organization to recruit, attract, and retain qualified management talent having the requisite skills and competencies to manage the Company and to deliver additional value for stockholders. In practice, some executives are paid above or below the 50th percentile because of their individual job performance, time in the position, and tenure with the Company. Executives’ salaries are ultimately determined based on the market pay levels as well as a combination of experience, duties and responsibilities, individual performance, Company performance, general economic conditions and marketplace compensation trends. Generally, the base salaries of the Company’s Named Executive Officers fall slightly above the target (50th percentile of the competitive marketplace) due to their combination of experience, duties, responsibilities, and performance.

The Committee made adjustments to the base salaries of its Named Executive Officers in 2011 as follows:

Named Executive Officer	2010 Base Salary	2011 Base Salary	Adjustment for 2011
David M. Wood	$1,210,000	$1,300,000	7.4%
Kevin G. Fitzgerald*	$510,000	$580,000	13.7%
Roger W. Jenkins	$650,000	$682,500	5.0%
Bill H. Stobaugh	$447,525	$469,901	5.0%
Thomas McKinlay*	$400,000	$580,000	45.0%

*	Mr. Fitzgerald received a salary adjustment in April 2011 of 5%. He was then promoted to Executive Vice President effective December 1, 2011, and received a 8.3% increase in base salary reflective of that elevation. Mr. McKinlay’s pound sterling-based salary of £261,600 on April 1, 2010 was equal to $400,000 based on a currency conversion rate of 1.5291. He was promoted to Executive Vice President, World Wide Downstream, effective January 1, 2011. In connection with this promotion, his salary was increased 12.5% to £294,300 (USD $450,000 using the same April conversion rate to maintain a consistent adjustment between both currencies). Mr. McKinlay transferred from Murco Petroleum Ltd. to the Company and the U.S. dollar-based payroll effective December 1, 2011, and received an increase in base salary at that time of 28.9% to compensate him for the loss of expatriate allowances to which he was previously entitled per Company policy.

B.    Annual Incentive Plan

The objectives of the Company’s annual incentive plan are:

•	to provide incentive compensation to those officers, executives, and key employees who contribute significantly to the growth and success of the Company;

•	to attract and retain individuals of outstanding ability;

•	to align the interests of those who hold positions of major responsibility in the Company with the interests of the Company’s stockholders; and

•	to promote excellent operational performance by rewarding executives when they achieve it.

The Company targets the median of competitive market pay levels for annual target incentive compensation because the Company believes it allows the Company to retain and motivate its executives. Executives have the opportunity to be compensated above the median of market pay levels when the Company has above market performance based on established performance measures. For 2011, the target bonus percentages of the Company’s Named Executive Officers fall at or very near the median of the competitive market.

The Company’s current cash-based annual incentive plan, the 2007 Annual Incentive Plan (the “2007 Plan”), was approved by stockholders at the 2007 annual meeting. Amounts earned under the 2007 Plan are intended to qualify as tax-deductible performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”). The Company is proposing a new 2012 Annual Incentive Plan (the “2012 Annual Plan”) which was approved by the Board of Directors on February 1, 2012. The 2012 Annual Plan is included in this proxy statement as Exhibit B and has been recommended by the Board of Directors for approval by stockholders (see Proposal 4 below for a summary of the material terms of the 2012 Annual Plan). Because the 2012 Annual Plan is also intended to provide tax-deductible performance-based compensation under Section 162(m) of the Code, it is anticipated that this plan will, if approved by the Company’s stockholders, be in place for the next five years. The 2012 Annual Plan generally retains the same principles and terms as the Company’s 2007 Plan, including the applicable performance-based criteria used for performance-based awards. The 2012 Annual Plan provides the Company with a list of performance criteria to be used for determination of performance-based awards. The Company currently uses return on capital employed (“ROCE”) as one performance metric to determine the annual award under the 2007 Plan because it measures the quality of the Company’s earnings by looking at net income earned on the capital employed in the business. The Committee believes that stockholders should receive a return which, at least, meets the cost of capital. In turn, this means that the Company has efficiently used the capital resources invested in the business and has earned a rate of return and level of income which exceeds the implied cost of such capital resources.

ROCE is computed as a percentage based on dividing the sum of (i) the Company’s annual net income, as adjusted from time-to-time at the discretion of the Committee for certain unusual and nonrecurring gains or losses and (ii) the Company’s after-tax net interest expense, by the sum of (a) the balance of the Company’s consolidated stockholders’ equity at January 1 of the respective year and (b) the average of the Company’s beginning and ending long-term debt during the respective year.

For 2011, the performance criteria included a mixture of ROCE, a safety metric, and operating metrics. With respect to the Named Executive Officers, the following tables summarize the performance metrics, respective weighting of performance metrics and weighted performance scores based on actual performance, used in determining their respective annual incentive awards.

For Mr. Wood, Mr. Fitzgerald, and Mr. Stobaugh:

Metric	Target	Weighting	Weighted Performance Score
ROCE	10.8%	90.00%	162.90%
Corporate Total Recordable Incident Rate	1.0	10.00%	20.00%

Total	182.90%

For Mr. Jenkins:

Metric	Target	Weighting	Weighted Performance Score
ROCE	10.8%	30.00%	54.30%
Upstream Total Recordable Incident Rate	.45	10.00%	9.11%
Upstream Production (BOE/day)	193,296	40.00%	0.00%
Upstream Production Reserves Replacement	115.0%	20.00%	40.00%

Total			103.41%

For Mr. McKinlay:

Metric	Target	Weighting	Weighted Performance Score
ROCE	10.8%	30.00%	54.30%
Meraux Refinery Total Recordable Incident Rate	.5	2.50%	3.90%
Superior Refinery Total Recordable Incident Rate	.5	2.50%	5.00%
Meraux Refinery Throughput	125,000	20.00%	40.00%
Superior Refinery Throughput	35,500	20.00%	19.94%
Hankinson Total Ethanol Gallons Produced	120,000	15.00%	9.60%
Hereford Total Ethanol Gallons Produced*	62,889	5.00%	5.65%
Hankinson Total Recordable Incident Rate	1.8	2.50%	0.00%
Hereford Total Recordable Incident Rate	1.8	2.50%	0.00%

Total			138.39%

*	Based on April 1 production start up.

When establishing the target ROCE percentage, the Committee considered (i) the rate of return on risk-free investments (Treasury Bills), (ii) a risk premium reflecting the increased return required to invest in equities, (iii) the cost of long-term debt, as measured by the Company’s annual interest expense on long-term debt and (iv) general industry conditions. The targets for other operating metrics were primarily based on historical data, budgets and forecasts. Under the terms of the 2007 Plan, achievement of 100% of the target rate results in the payment of 100% of individual target awards. For Named Executive Officers, achievement of the minimum of the performance range results in the payment of 62.5% of individual target awards and achievement of the maximum results in the payment of 250% of individual target awards, subject to downward adjustment by the Committee of up to 40%. Upward adjustments are not permitted for Named Executive Officers and no awards are payable if performance falls below the minimum. For 2011, bonuses for Mr. Fitzgerald, Mr. Jenkins, Mr. Stobaugh, and Mr. McKinlay were decreased from their formula amount by 20% in order to make their award level more consistent with that of other participants, and Mr. Wood was decreased from his formula amount by 32% in each case at the discretion of the Committee.

Named Executive Officer	Target Bonus as a Percentage of Base Salary	Actual Amount Awarded
David M. Wood	125%	$2,500,000
Kevin G. Fitzgerald*	85%	$739,754
Roger W. Jenkins	85%	$592,765
Bill H. Stobaugh	60%	$509,531
Thomas McKinlay*	75%	$429,026

*	Bonus targets for Mr. Fitzgerald and Mr. McKinlay were increased from 75% and 65%, respectively, to 85% and 75%, respectively, as of December 1, 2011.

C.    Long-term Incentive Compensation

The objectives of the Company’s long-term incentive program include:

•	to align executives’ interests with the interests of stockholders;

•	to reinforce the critical objective of building stockholder value over the long term;

•	to assist in the long-term attraction, motivation, and retention of an outstanding management team;

•	to complement the short-term performance metrics of the 2007 Annual Incentive Plan; and

•	to focus management attention upon the execution of the long-term business strategy of the Company.

Long-term incentive compensation for 2011 included the grant of stock options and performance-based restricted stock units under the Company’s 2007 Long-Term Incentive Plan (the “2007 LTIP”). Stock options are designed to align the interests of executives with the performance of the Company over time. The exercise or grant price of fixed-priced stock options equals the average of the high and the low of the Company’s Common Stock on the date of the grant. Fixed-price stock options are inherently performance-based because option holders realize no economic benefit unless the Company’s stock price increases in value subsequent to the grant date. This aligns the optionees’ interests with that of stockholders. The vesting of performance-based restricted stock units is based upon the Company’s total shareholder return (“TSR”) relative to the TSR of the same fifteen companies used for compensation comparator analysis (as described above). Because stock price appreciation is not enough to guarantee payment, performance-based restricted stock units are at greater risk of forfeiture.

On February 1, 2011, the Committee granted equity awards pursuant to the 2007 LTIP to each of its Named Executive Officers with the value divided between stock options and performance-based restricted stock units (the Company generally targets an evenly weighted split between stock options and performance-based restricted stock units) on an expected value basis. The Company believes that both stock options and performance-based restricted stock unit awards are effective and appropriate methods of equity compensation. Stock options are particularly effective at aligning the interests of management and stockholders, but results can be skewed by movements in the stock market as a whole. Conversely, performance-based restricted stock unit awards’ value is largely based on the Company’s performance relative to that of its peers, but does not necessarily equate with shareholder return. Recognizing this dichotomy, the Company believes an evenly weighted split is most appropriate.

The Company generally targets the median of competitive market pay levels for the annual grant value of long-term incentive compensation. When determining the size of the equity-based awards to our executives and the total number of shares available for equity-based award grants for all management employees for the fiscal year, the Committee considers survey data provided by the Committee’s compensation consultant, internal equity, and individual performance; as well as the proportion of our total shares outstanding used for annual equity-based award grants and the potential voting power dilution to our stockholders. In 2011, the Company made long-term incentive grants to its Named Executive Officers using grant guidelines developed from competitive data provided by the Committee’s independent compensation consultant. These grant guidelines, which were developed from the Towers Watson 2011 Petroleum Industry and General Industry Compensation Data Banks by the consulting firm as well as the Mercer Human Resource Consulting Energy 27 Survey, were constructed around the 50th percentile (median) competitive data and were granted in equal values of stock options and performance-based restricted stock units. Total grants made in 2011 equaled 0.99% of the Company’s issued and outstanding shares. Grants were as follows:

Named Executive Officer	Number of Stock Options	Number of Restricted Stock Units
David M. Wood	140,000	60,000
Kevin G. Fitzgerald	45,000	20,000
Roger W. Jenkins	65,000	35,000
Bill H. Stobaugh	40,000	15,000
Thomas McKinlay	30,000	10,000

The Company has not backdated stock options and does not intend to do so in the future. The exercise price for all stock options is equal to the fair market value (average of daily high and low) on the date of the grant.

Beginning in 2006, the Company’s stock option award form provides for payment of the aggregate exercise price to be automatically net settled in stock, which reduces dilution. Thus upon exercise, shares having a fair market value equal to the exercise price as well as statutory minimum withholding taxes are withheld by the Company and only net shares are delivered to the holder of the option. The options granted in 2011, all of which are non-qualified, vest in two equal installments on the second and third anniversaries of the grant date, and unless otherwise forfeited or exercised, these options expire seven years from the date of the grant.

Performance-based restricted stock units awarded in 2011 will vest in three years based on how the Company’s TSR compares to the TSR of an index of the fifteen energy companies. The same fifteen companies used for compensation comparator analysis (as described above) were used for this purpose. The 2011 performance-based restricted stock unit awards contain four equally weighted measurement periods: year 1; year 2; year 3; and years 1-3 combined. Achievement of the 50th percentile of the peer group is required for vesting and payment of 100% of the target performance-based restricted stock units awarded, achievement of the 90th percentile of the peer group for the vesting and payment of 150% of the target performance-based restricted stock units awarded, achievement of the 25th percentile of the peer group for the vesting and payment of 50% of the target performance-based restricted stock units awarded, and there is a prorated percentage of performance-based restricted stock units that can vest and be paid for performance between the 25th and 90th percentiles. No payment is made for achievement below the 25th percentile of the peer group. Dividend equivalents are accumulated during the performance period and pay out only if the underlying units vest. Holders of performance-based restricted stock units do not have any voting rights.

The 2007 LTIP is structured so that awards granted under the 2007 LTIP qualify as tax-deductible “performance-based” compensation under Section 162(m) of the Code. The stock option and performance-based restricted stock unit awards granted in 2011 qualify as “performance-based” under Section 162(m) of the Code. As noted above, the Company currently uses two principal forms of long-term incentive compensation: fixed-price stock options and performance-based restricted stock units. The Company expects to continue to use these same two principal forms of equity-based incentives going forward. However, it is possible that the Company may adopt a different long-term incentive compensation strategy in future years if necessary to respond to changes in the competitive marketplace, regulatory actions, and/or changes to business strategy. In order to provide the Company with flexibility going forward, the 2007 LTIP provides the Company with possible alternative long-term equity incentive vehicles in addition to stock options and restricted stock units, including stock appreciation rights, performance shares, dividend equivalents, and other stock-based incentives. In addition, as noted above, the Company currently uses the criteria of its TSR compared to the TSR of a designated comparator group of companies in order to determine the percent of the performance-based restricted stock unit awards that are earned. To ensure future flexibility, the 2007 LTIP includes a list of possible performance criteria that could be used for determination of performance-based awards. However, at this time, the Company contemplates continuing to use Company versus comparator group TSR as the performance criteria for the performance-based restricted stock unit grants. The TSR measurement is chosen as the performance metric for the performance-based restricted stock unit grants because TSR is a reflection of the return to stockholders (i.e., the amount of share price appreciation and dividends earned), and the Company compares its TSR to that of its industry comparators in the oil and gas industry sector. Generally, when the Company’s TSR compares favorably with those of comparator companies, stockholders also benefit and management’s interests are aligned with those of all stockholders. However, in certain circumstances, e.g. industry-wide downturns, this may not be the case, and for this reason, fixed priced stock options are also utilized.

Although the 2007 LTIP is intended to terminate in 2016, the Company believes it is advisable to replace the 2007 LTIP this year, along with replacing the 2007 Annual Plan as described above, and stockholders will be asked to approve the new 2012 Long-Term Incentive Plan (the “2012 LTIP”). On January 31, 2012, awards consisting of 1,643,000 stock options and 653,355 performance-based restricted stock units were granted to 469 employees under the 2007 LTIP (350,000 of which stock options and 160,000 of which performance-based restricted stock units were granted to the Named Executive Officers). If the 2012 LTIP is approved by stockholders, no further awards will be granted under the 2007 LTIP, and any remaining shares will only be used to satisfy outstanding awards under the 2007 LTIP. The 2012 LTIP was approved by the Board of Directors on February 1, 2012. The 2012 LTIP is included in this proxy statement and has been recommended by the Board of Directors for approval by stockholders.

The 2012 LTIP generally retains the same principles and terms as the 2007 LTIP except that the 2012 LTIP incorporates a claw-back provision and a modified change in control provision (see Proposal 3 for a summary of the material terms of the 2012 LTIP), a copy of which is attached as Exhibit A.

D.    Employee Benefits and Perquisites

The objectives of the Company’s employee benefits and perquisites program are:

•	to provide an employee benefit package with the same level of benefits provided to all Company employees which is competitive within the Company’s industry sector;

•	to offer executives indirect compensation which is efficient and supplemental to their direct compensation to assist with retirement, health, and welfare needs for individuals and their families; and

•	to provide only limited benefits to selected executives as required.

The Company’s executives are provided usual and customary employee benefits available to all employees (except certain hourly retail employees). These include thrift savings (401(k)), life insurance, accidental death and dismemberment insurance, medical/dental insurance, vision insurance, long-term disability insurance, and a Company sponsored defined benefit pension plan. The Named Executive Officers are excluded from the Company’s Employee Stock Purchase Plan (the “ESPP”) because they are eligible for long-term stock incentives and the ESPP was established as a vehicle for employees to acquire stock.

Tax regulations adversely affect certain highly compensated employees by restricting their full participation in qualified defined benefit pension and defined contribution (thrift) plans. In an effort to provide the same level of retirement benefit opportunity for all employees, the Company has a Supplemental Executive Retirement Plan (the “SERP”). The purpose of the SERP is to restore pension plan and thrift plan benefits which are not payable under such plans because of certain specified benefit and compensation limitations under tax regulations. The benefit to the Company of this arrangement is the retention and long-term service of employees who are otherwise unprotected by employment contracts. Other than the SERP, the Company does not offer a deferred compensation option to its Named Executive Officers.

The Committee allows a maximum of twelve non-business trips in the continental United States on Company aircraft by Mr. Wood as part of his total compensation package. In 2011, Mr. Wood’s twelve non-business trips had an aggregate incremental cost to the Company of $48,951, as reported in the 2011 Summary Compensation Table. The Standard Industry Fare Level rate was used to determine the income reportable to Mr. Wood for these trips, and the Company has not provided any tax gross-up or other tax assistance with respect to the income recognized for use of the Company aircraft.

E.    Other Compensation

In conjunction with his role as Executive Vice President, Exploration & Production, the Company awarded Mr. Wood 60,000 time-based restricted stock units on February 5, 2008. These units vested February 5, 2011 and were settled in net shares. The equivalent value for this award is included in the Stock Awards column of the 2011 Option Exercises and Stock Vested Table.

Executive Compensation Committee Report

The Executive Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on the review and discussions, the Executive Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

Executive Compensation Committee

David J.H. Smith (Chair)

James V. Kelley

Walentin Mirosh

Neal E. Schmale

Tabular Information for Named Executive Officers

Further information with respect to the individuals who served as the Company’s Principal Executive Officer, Principal Financial Officer and the three other most highly compensated executive officers serving at the end of the last completed fiscal year (collectively, the “Named Executive Officers”) is set forth in the following tables:

2011 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
David M. Wood	2011	1,277,500	—	3,382,650	3,334,800	2,500,000	3,126,706	126,441	13,748,097
President and Chief Executive Officer	2010	1,205,000	—	3,166,313	3,750,000	2,030,000	2,356,124	100,883	12,608,320
	2009	1,150,000	—	2,333,100	2,121,000	2,050,000	1,041,358	168,580	8,864,038

Kevin G. Fitzgerald	2011	532,833	—	1,127,550	1,071,900	739,754	929,831	32,810	4,434,678
Executive Vice President and Chief Financial Officer	2010	507,875	—	730,688	750,000	474,400	909,703	31,313	3,403,979
	2009	483,708	—	424,200	454,500	483,227	789,346	30,703	2,665,684

Roger W. Jenkins	2011	674,375	—	1,973,213	1,548,300	592,765	577,854	41,307	5,407,814
Executive Vice President	2010	612,500	—	1,461,375	1,125,000	639,744	350,842	1,656,540	5,846,001
	2009	541,667	—	848,400	757,500	691,079	177,282	34,180	3,050,108

Bill H. Stobaugh	2011	464,307	100,000	845,663	952,800	509,531	498,406	28,698	3,399,405
Executive Vice President	2010	447,525	—	608,906	656,250	334,422	373,515	27,691	2,448,309
	2009	425,000	—	424,200	454,500	316,455	294,186	27,180	1,941,521

Thomas McKinlay(6)	2011	469,506	100,000	563,775	714,600	429,026	517,270	113,932	2,908,109
Executive Vice President

(1)	Mr. Stobaugh and Mr. McKinlay were each awarded a one-time discretionary cash bonus of $100,000 for the successful completion of the sale in 2011 of the Company’s two U.S. refineries.
(2)	The 2011 and 2010 restricted stock unit awards are shown at grant date fair value as computed in accordance with FASB ASC Topic 718, excluding forfeiture estimates, as more fully described in Note J to our consolidated financial statements included in the 2011 Form 10-K report. Restricted stock unit awards are subject to performance-based conditions and are forfeited if grantee’s employment terminates for any reason other than retirement, death or full disability. The restricted stock unit awards vest three years from the date of grant if performance conditions are met. There is no assurance that the value realized by the executive will be at or near the value included herein.
(3)	The 2011 and 2010 stock option awards are shown at grant date fair value as computed in accordance with FASB ASC Topic 718, excluding forfeiture estimates, as more fully described in Note J to our consolidated financial statements included in the 2011 Form 10-K report. Options granted vest in two equal installments on the second and third anniversaries of the grant date. The options are exercisable for a period of seven years from the date of grant. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by the executive will be at or near the value included herein.
(4)	Non-Equity Incentives were awarded and paid after the end of the year in which they are reported. Because these payments related to services rendered in the year prior to payment, the Company reported these incentives as a component of compensation expense in the year for which the award was earned.
(5)	The total amounts shown in this column for 2011 consist of the following:

Mr. Wood: $76,650—Company contributions to defined contribution plans; $48,951—Company plane usage based on aggregate incremental cost to the Company. The aggregate incremental cost to the Company is calculated by multiplying, for each trip, the statutory miles for each trip times the 12-month average direct cost per statutory mile for the airplane used. The direct costs utilized in the calculation include: travel expenses for the aviation crew, communications expenses, landing fees, fuel and lubrication, contract maintenance and repairs, and the provision allocated for the overhaul of the engines; $840—Benefit attributable to Company-provided term life insurance policy.

Mr. Fitzgerald: $31,970—Company contributions to defined contribution plans; $840—Benefit attributable to Company-provided term life insurance policy.

Mr. Jenkins: $40,467—Company contributions to defined contribution plans; $840—Benefit attributable to Company-provided term life insurance policy.

Mr. Stobaugh: $27,858—Company contributions to defined contribution plans; $840—Benefit attributable to Company-provided term life insurance policy.

Mr. McKinlay: $21,766—Company contributions to defined contribution plans; $2,869—Benefit attributable to Company-provided term life insurance policy; $89,297—Benefit attributable to Company expatriate allowances.

(6)	Mr. McKinlay was not a Named Executive Officer in 2009 or 2010 and, therefore, his compensation is not disclosed for these years.

2011 GRANTS OF PLAN-BASED AWARDS TABLE

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David M. Wood	02/01/11				30,000	60,000	90,000
		998,047	1,596,875	3,992,188

Kevin G. Fitzgerald	02/01/11				10,000	20,000	30,000
		252,786	404,458	1,011,146

Roger W. Jenkins	02/01/11				17,500	35,000	52,500
		358,262	573,219	1,433,047

Bill H. Stobaugh	02/01/11				7,500	15,000	22,500
		174,115	278,584	696,461

Thomas McKinlay	02/01/11				5,000	10,000	15,000
		193,758	310,012	775,030

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price on Grant Date 02/01/11 ($/Sh)*	Grant Date Fair Value of Stock and Option Awards ($)
David M. Wood	02/01/11		140,000	67.635	68.37	3,334,800
	02/01/11	60,000				3,382,650

Kevin G. Fitzgerald	02/01/11		45,000	67.635	68.37	1,071,900
	02/01/11	20,000				1,127,550

Roger W. Jenkins	02/01/11		65,000	67.635	68.37	1,548,300
	02/01/11	35,000				1,973,213

Bill H. Stobaugh	02/01/11		40,000	67.635	68.37	952,800
	02/01/11	15,000				845,663

Thomas McKinlay	02/01/11		30,000	67.635	68.37	714,600
	02/01/11	10,000				563,775

*	The exercise price of options is determined using the average of the high and low of the stock price on the date of grant.

2011 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

Name	Number of Securities Underlying Unexercised Exercisable Options (#)(1)	Number of Securities Underlying Unexercised Unexercisable Options (#)(1)	Option Exercise Price ($)	Option Expiration Date
David M. Wood	17,500		21.1700	2/4/2013
	25,000		45.2275	2/1/2012
	50,000		57.3150	1/31/2013
	75,000		51.0700	2/6/2014
	50,000		72.7450	2/5/2015
	70,000	70,000	43.9500	2/3/2016
		200,000	52.8450	2/2/2017
		140,000	67.6350	2/1/2018
Kevin G. Fitzgerald	35,000		21.1700	2/4/2013
	12,500		57.3150	1/31/2013
	30,000		51.0700	2/6/2014
	30,000		72.7450	2/5/2015
	15,000	15,000	43.9500	2/3/2016
		40,000	52.8450	2/2/2017
		45,000	67.6350	2/1/2018
Roger W. Jenkins	10,000		57.3150	1/31/2013
	15,000		51.0700	2/6/2014
	25,000		72.7450	2/5/2015
	25,000	25,000	43.9500	2/3/2016
		60,000	52.8450	2/2/2017
		65,000	67.6350	2/1/2018
Bill H. Stobaugh	20,000		57.3150	1/31/2013
	30,000		51.0700	2/6/2014
	25,000		72.7450	2/5/2015
	15,000	15,000	43.9500	2/3/2016
		35,000	52.8450	2/2/2017
		40,000	67.6350	2/1/2018
Thomas McKinlay	2,500		57.3150	1/31/2013
	5,000		51.0700	2/6/2014
	7,500		72.7450	2/5/2015
	3,750	3,750	43.9500	2/3/2016
		20,000	52.8450	2/2/2017
		30,000	67.6350	2/1/2018

	Stock Awards
Name	Number of Shares or Units of Stocks That Have Not Vested (#)(2)	Market Value of Shares or Units of Stocks That Have Not Vested ($)(3)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights That Have Not Vested ($)(3)(4)
David M. Wood	22,597	1,259,553	82,014	4,571,468
Kevin G. Fitzgerald	5,215	290,666	23,813	1,327,343
Roger W. Jenkins	10,429	581,332	43,656	2,433,372
Bill H. Stobaugh	4,436	242,222	18,521	1,032,348
Thomas McKinlay	1,738	96,889	10,585	589,992

(1)	Stock Options are 50% vested after two years and 100% after three years.
(2)	Includes accrued in-kind dividend equivalents on performance-based restricted stock units.
(3)	Restricted stock units vest at the end of the three-year performance period.
(4)	Value was determined based on a December 30, 2011 (the last trading day in 2011) closing stock price of $55.74 per share.

2011 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
David M. Wood(2)	—	—	108,866	6,824,824
Kevin G. Fitzgerald	55,000	2,306,086	8,310	463,199
Roger W. Jenkins	—	—	16,620	926,399
Bill H. Stobaugh	70,000	2,785,600	8,310	463,199
Thomas McKinlay	—	—	2,077	115,772

(1)	Value based on 2009 performance-based restricted stock unit award vesting date as of December 30, 2011 at $55.74 per share. Payment of net shares was settled on January 31, 2011 pursuant to the terms of the award. The price on award date was $59.655 per share (average high and low price). Values as of the date of receipt were as follows: Mr. Wood—$2,726,651, Mr. Fitzgerald—$495,733, Mr. Jenkins—$991,466, Mr. Stobaugh—$495,733, and Mr. McKinlay—$123,903.
(2)	For Mr. Wood, stock awards shares acquired and stock awards value realized include 63,159 time-based restricted stock valued at $4,277,116 that vested on February 4, 2011. The price on award date was $67.72 per share (average high and low price).

2011 PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
David M. Wood	Retirement Plan of Murphy Oil Corporation	17.07		544,997	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	21.07	(1)	7,879,767	—

Kevin G. Fitzgerald	Retirement Plan of Murphy Oil Corporation	28.62		1,062,921	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	28.62		3,342,279	—

Roger W. Jenkins	Retirement Plan of Murphy Oil Corporation	10.21		261,955	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	10.21		1,054,191	—

Bill H. Stobaugh	Retirement Plan of Murphy Oil Corporation	16.58		691,165	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	16.58		1,620,841	—

Thomas McKinlay	Retirement Plan of Murphy Oil Corporation	16.75	(2)	1,983	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	16.75	(2)	238,395	—
	1981 MURCO Pension Plan	16.67		690,973	—

(1)	As part of his employment with a subsidiary of the Company and prior to becoming a Named Executive Officer, Mr. Wood received an additional four years of credited service in the Murphy Oil Corporation Supplemental Executive Retirement Plan. The present value of accumulated benefit for this additional four years of credited service was $1,599,158 as of December 31, 2011.
(2)	Includes 16.67 years of credited service while employed in the United Kingdom by Murco Petroleum Ltd..

The purpose of the Retirement Plan of Murphy Oil Corporation, a tax-qualified defined benefit retirement plan, is to provide retirement and incidental benefits for all employees who complete a period of faithful service. The purpose of the Supplemental Executive Retirement Plan (SERP) is to restore defined benefit and defined contribution benefits which cannot be paid because of certain specified benefit and compensation limitations under the tax-qualified retirement plan. The pension formula used to calculate benefits is: 1.6% times final average pay (FAP) times years of benefit service minus 1.5% times primary social security benefit times years of benefit service (to a maximum of 33 1/3 years).

The FAP used in calculating benefits under the plans is the average cash compensation (salary and annual incentive bonus) over the highest paid 36-month period during the employee’s last ten years of employment. An employee begins participating in the plan after one year of service, with 60 months of vesting service required to receive a benefit. Distribution elections for the qualified plan are made upon retirement. Benefits shown are computed on a single life annuity basis and are subject to a deduction for social security amounts. The pension benefits shown neither reflect any reductions in retirement benefits that would result from the selection of one of the plan’s various available survivorship options nor the actuarial reductions required by the plan for retirement earlier than age 62. For this purpose, Mr. Wood’s average compensation was $2,779,167, Mr. Fitzgerald’s $960,681, Mr. Jenkins’ $1,133,122, Mr. Stobaugh’s $759,236, and Mr. McKinlay’s $515,522.

The estimated credited years of service used are as indicated in the table.

The following assumptions were used in determining the present value amounts at December 31, 2011.

•	Discount Rate — 4.87%

•	Mortality Table — RP-2000 projected to 2017

2011 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year ($)(1)		Registrant Contributions in Last Fiscal Year ($)(2)		Aggregate Earnings in Last Fiscal Year ($)(3)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
David M. Wood	302,871		61,950		(165,483)		—	1,390,279
Kevin G. Fitzgerald	116,708		17,270		(19,378)		—	593,515
Roger W. Jenkins	37,449		25,767		(10,689)		—	212,546
Bill H. Stobaugh	99,577		13,158		(43,902)		—	623,855
Thomas McKinlay	18,159	(4)	18,164	(5)	(36,157	)(6)	—	151,055	(7)

(1)	The executive contributions in the last fiscal year have been included in the “Salary” column for the Named Executive Officer in the 2011 Summary Compensation Table.
(2)	The registrant contributions in the last fiscal year have been included in “All Other Compensation” column for the Named Executive Officer in the 2011 Summary Compensation Table.
(3)	The unfunded SERP provides the same investment options available under the qualified 401(k) savings plan. The “Aggregate Earnings” column reflects the different investment returns based upon the Named Executive Officer’s investment selection.
(4)	This amount represents employee contributions of £11,683 to the unapproved portion of the U.K. 2003 Share Incentive Plan converted to U.S. dollars at a conversion rate of $1.5543 per one pound sterling at December 31, 2011. Mr. McKinlay ceased participation in this plan on November 30, 2011 in connection with his transfer from Murco Petroleum Ltd. to the Company.
(5)	This amount represents employer contributions of £11,686 to the unapproved portion of the U.K. 2003 Share Incentive Plan converted to U.S. dollars at a conversion rate of $1.5543 per one pound sterling at December 31, 2011. Mr. McKinlay ceased participation in this plan on November 30, 2011 in connection with his transfer from Murco Petroleum Ltd. to the Company.
(6)	This amount represents a loss of (£23,263) in the unapproved portion in the U.K. 2003 Share Incentive Plan converted to U.S. dollars at a conversion rate of $1.5543 per one pound sterling at December 31, 2011. Mr. McKinlay ceased participation in this plan on November 30, 2011 in connection with his transfer from Murco Petroleum Ltd. to the Company.
(7)	This amount represents the aggregate balance of £97,185 in the unapproved portion of the U.K. 2003 Share Incentive Plan converted to U.S. dollars at a conversion rate of $1.5543 per one pound sterling at December 31, 2011. Mr. McKinlay ceased participation in this plan on November 30, 2011 in connection with his transfer from Murco Petroleum Ltd. to the Company.

The purpose of the Thrift Plan for Employees of Murphy Oil Corporation, a tax-qualified defined contribution retirement plan, is to provide retirement and incidental benefits for all employees who participate in the Plan. The purpose of the Supplemental Executive Retirement Plan (SERP) is to restore defined benefit and defined contribution benefits which cannot be invested because of certain specified benefit and compensation limitations under the tax-qualified Thrift/401(k) Plan. The employees are immediately vested in all employee and Company matching contributions. The Company matching contributions are limited to dollar for dollar on the first 6 percent. All employees are allowed to contribute on a pre-tax basis up to 25 percent of their eligible pay. The table above represents amounts deferred under the SERP for 2011.

2011 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

The Company does not have employment, change in control or termination agreements with its Named Executive Officers. However, upon a change in control, as defined in the 2007 Long Term Incentive Plan, all outstanding equity awards granted under such plans shall vest, become immediately exercisable or payable or have all restrictions lifted which apply to the type of award. The Company has no other agreement, contract, plan, or arrangement, whether written or unwritten, that provides for potential payments to Named Executive Officers upon termination or a change in control. Named Executive Officers are specifically excluded from normal severance benefits offered to other employees; however, the Company has, from time-to-time, paid termination benefits to executive-level positions upon an end in service. Decisions by the Company to pay termination benefits, and in what amounts, are determined on a case-by-case basis.

The following table presents estimated amounts that would have been payable to the applicable Named Executive Officer if the described event had occurred on December 30, 2011, the last trading day of the fiscal year:

Name	Category	Normal Termination ($)	Change of Control ($)
David M. Wood	Non-equity compensation (1)	3,650,855	3,650,855
	Unvested & Accelerated (2)
	Restricted Stock Units	1,191,094	5,831,021
	Stock Options	—	1,404,300
	Retirement Plan (3)	—	—

	Total	4,841,949	10,886,176
Kevin G. Fitzgerald	Non-equity compensation (1)	924,692	924,692
	Unvested & Accelerated (2)
	Restricted Stock Units	274,868	1,618,009
	Stock Options	—	292,650
	Retirement Plan (3)	451,430	451,430

	Total	1,650,990	3,286,781
Roger W. Jenkins	Non-equity compensation (1)	740,957	740,957
	Unvested & Accelerated (2)
	Restricted Stock Units	549,736	3,014,704
	Stock Options	—	468,450
	Retirement Plan (3)	—	—

	Total	1,290,693	4,224,111
Bill H. Stobaugh	Non-equity compensation (1)	636,913	636,913
	Unvested & Accelerated (2)
	Restricted Stock Units	229,057	1,274,570
	Stock Options	—	278,175
	Retirement Plan (3)	194,477	194,477

	Total	1,060,447	2,384,135
Thomas McKinlay	Non-equity compensation (1)	536,282	536,282
	Unvested & Accelerated (2)
	Restricted Stock Units	91,623	686,881
	Stock Options	—	102,113
	Retirement Plan (3)	—	—

	Total	627,905	1,325,276

(1)	Non-equity compensation is calculated under the terms of the 2007 Annual Incentive Plan. Although actual awards, if any, are subject to attaining certain performance-based targets, for purposes of this table, non-equity compensation is calculated based on actual awards earned in 2011 without adjustment.
(2)

In the event of a change of control, all unvested outstanding equity awards shall vest, become immediately exercisable or payable or have all restrictions lifted as may apply to the type of the award. Performance-based restricted stock units will be deemed to be earned at the target level of performance. In the event of termination any time prior to the completion of the full three-year performance period, except in the event of death, disability, or retirement, all performance-based restricted stock units will be forfeited. In the event of termination, all unvested stock options will be forfeited.
(3)	Named Executive Officers may receive benefits under the Company’s defined benefit pension plan upon retirement, depending upon date of hire, age and years of service at termination. The Pension Benefits Table reports the present value of each Named Executive Officer’s accumulated benefit at December 31, 2011 unadjusted for retirement earlier than age 62, and such benefits are not accelerated or otherwise enhanced in connection with any termination scenario. Mr. Fitzgerald and Mr. Stobaugh would have been eligible to receive retirement benefits following a termination of employment by reason of retirement on December 31, 2011 and the amount of such enhancement is reported in this table. Monthly pension benefits are payable in one of the following options: 50% Joint and Survivor; 75% Joint and Survivor; 100% Joint and Survivor; and 10 Years Certain.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2011:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column) (2)
Equity compensation plans approved by stockholders	5,434,228	$55.17	6,449,598
Equity compensation plans not approved by stockholders(3)	56,166	39.21	N/A

Total	5,490,394	$55.01	6,449,598

(1)	Amounts in this column do not take into account outstanding restricted stock units.
(2)	Number of shares available for issuance includes 5,745,000 available shares under the 2007 Long-Term Incentive Plan, plus 383,276 available shares under the 2008 Stock Plan for Non-Employee Directors and 321,322 available shares under the Employee Stock Purchase Plan. Assumes each restricted stock unit is equivalent to one share.
(3)	Represents the Save As You Earn Plan, which is described below.

SUMMARY DESCRIPTION OF MATERIAL TERMS OF EQUITY COMPENSATION PLANS NOT APPROVED BY STOCKHOLDERS

The Company’s U.K. based subsidiary offers its employees a plan that encourages savings and provides for the acquisition of Company stock. The Save As You Earn Plan (SAYE) is Inland Revenue approved. The SAYE allows employees to contribute up to £3,000 annually. Contributions are invested in an approved Building Society for a three year period, at the end of which, the employee has the option to direct the amount saved and the interest earned to purchase Company stock at a price equal to 90% of the fair market value of the stock at the beginning of that period. The SAYE Plan was established on August 24, 1999 and expired by its terms on September 22, 2009; however the maturations will continue through 2012. The following details the SAYE plans:

	Start Date	Maturity	Options Outstanding	Options Exercised
SAYE 2008	04/08	04/11	0	4,199
SAYE 2009	05/09	05/12	56,166	287

PROPOSAL 2—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“the Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain our Named Executive Officers, who are critical to our success. Under these programs, our Named Executive Officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” above along with the information in the compensation tables for additional details about our executive compensation programs, including information about the fiscal year 2011 compensation of our Named Executive Officers.

We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2011 Summary Compensation Table and the other related tables and disclosures.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Executive Compensation Committee or our Board of Directors. Our Board of Directors and our Executive Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Executive Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL 3—2012 LONG-TERM INCENTIVE PLAN

As noted in the Compensation Discussion and Analysis section, the 2007 LTIP was approved by stockholders in 2007 and will expire by its terms in 2016. The Board of Directors has determined that it is appropriate for stockholders to consider at the 2012 meeting whether to adopt the 2012 LTIP to replace the 2007 LTIP. In the event that the 2012 LTIP is adopted, no further awards will be made under the 2007 LTIP. No awards have been granted under the 2007 LTIP since January 31, 2012. No further awards will be granted under the 2007 LTIP.

As of January 31, 2012, the Company had 343,016 awards available for grant under the 2008 Stock Plan for Non-Employee Directors and also as of January 31, 2012 there were a total of 5,801,206 options outstanding under the 2007 LTIP with a weighted average term of 4.1 years and a weighted average price of $61.48. As of January 31, 2012 there were also an aggregate of 1,669,698 full value awards outstanding under the 2007 LTIP.

The 2012 LTIP has a 10-year life so as to allow the Company to respond to changes in the competitive marketplace, regulatory actions, and changes to business strategy. The 2012 LTIP is structured so as to qualify as performance based under Section 162(m) of the Internal Revenue Code. One of the requirements of the Code is that stockholders approve the designated objective performance-measures that maybe used to determine whether performance-based awards granted under the 2012 LTIP will become vested and/or settled. While the Company contemplates continuing to use total shareholder return as the performance criteria for the performance-based awards, the 2012 LTIP also includes a list of possible performance criteria that could be used for determination of performance-based awards (See Section 13(b) of the attached 2012 LTIP) . In addition, the 2012 LTIP provides the Company with possible long-term equity incentive vehicles including stock options, restricted stock, stock appreciation rights, performance shares, performance units, dividend equivalents, and other stock-based incentives. Stock options and stock appreciation rights are generally priced based on the average of the high and low on the date of grant.

The 2012 LTIP has been designed so that performance-based awards granted under the 2012 LTIP may, in the discretion of the Committee, be structured as qualifying performance-based compensation under Section 162(m) of the Internal Revenue Code. Each such award will be conditioned upon the attainment of pre-established performance goals measured over a performance period designated by the Committee. The 2012 LTIP provides the Company with the following list of possible performance criteria, which will be selected by the Committee: earnings (either in the aggregate or on a per-share basis); net income; operating income; operating profit; cash flow; stockholder returns, including return on assets, investments, equity, or invested capital (including income applicable to common stockholders or other class of stockholders); return measures (including return on assets, equity, or invested capital); earnings before or after either, or any combination of, interest, taxes, depreciation or amortization; gross revenues; share price of Common Stock (including growth measures and total stockholder return or attainment by shares of Common Stock of a specified value for a specified period of time); reductions in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more subsidiaries or business units thereof; economic value; market share; annual net income to Common Stock; earnings per share; annual cash flow provided by operations; changes in annual revenues; strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures; operational performance measures tied to refining including production volumes, refining downtimes, environmental compliance, safety and accident rates, and refining margins; operational measures tied to exploration and production including changes in proven reserves, drilling costs, lifting costs, and exploration costs; operational measures tied to marketing and retail operations including sales volume increases, sales volume increases per existing retail store, retail margins, special product volumes, and increases in specific product volumes; and operating and maintenance cost management, provided that the formula for any performance-based award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss.

The grant of an option or stock appreciation right will create no tax consequences for the participant of the Company. A participant will have no taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply. Upon exercise of an option other than an incentive stock option, a participant generally will recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price. Upon a disposition of shares acquired by exercise of an incentive stock option before the end of the applicable incentive stock option holding periods, the participant generally will recognize ordinary income equal to the lesser of (1) the fair market value of the shares at the date of exercise minus the exercise price or (2) the amount realized upon the disposition of the incentive stock option shares minus the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding periods are met) generally will result in only capital gain or loss. Other awards under the 2012 LTIP, including non-qualified options and stock appreciation rights, generally will result in ordinary income to the participant at the later of the time of delivery of cash, restricted stock units, shares, or other awards, or the time that either any applicable risk of forfeiture or restriction on transferability lapses on previously delivered cash, shares, or other awards. The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option, stock appreciation right, or other award, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant. Thus, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares for the incentive stock option holding periods. This general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 2012 LTIP. Eligible participants for the 2012 LTIP include officers and other key administrative, professional, and technical employees. Employees who are not regular participants in the 2012 LTIP may receive an award in any given year upon the determination by the Executive Compensation Committee that the employee has made an extraordinary contribution, not generally expected in the ordinary course of his/her work. The number of participants eligible to participate in the 2012 LTIP is currently estimated at 650 and is based upon the participants’ position in the organization.

The aggregate number of shares subject to awards granted under the 2012 LTIP is 8,700,000. Of the pool, the maximum number of shares issuable on an annual basis under the 2012 LTIP is equal to one percent (1%) of the shares granted and outstanding at the beginning of each fiscal year as reported in the Company’s financial statements. The aggregate number of shares subject to awards granted under the 2012 LTIP during any calendar year to any one employee shall not exceed 500,000, subject to adjustment for changes in capitalization. The maximum cash amount payable pursuant to any “performance-based” award to any participant in any calendar year is $5,000,000.

Unless otherwise noted by the Committee, upon a Change in Control, as defined in the 2012 LTIP, all outstanding awards shall vest, become immediately exercisable or payable or have all restrictions lifted. Stockholder approval is required to:

(a)	Increase the maximum number of shares for which awards may be granted;

(b)	Reduce the price at which options may be granted below the price provided for in Section 7;

(c)	Reduce the exercise price of outstanding options;

(d)	Extend the term;

(e)	Change the class of persons eligible to participate;

(f)	Otherwise amend the plan in any manner requiring stockholder approval by law or under the New York Exchange listing requirements; or

(g)	Increase the individual maximum limits as described in sections 5(c) and 5(d) of the plan.

The full text of the proposed plan is attached as Exhibit A and incorporated by reference.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSED 2012 LONG-TERM INCENTIVE PLAN. PROXIES SOLICITED ON BEHALF OF THE BOARD WILL BE VOTED FOR THIS PROPOSAL.

PROPOSAL 4—2012 ANNUAL INCENTIVE PLAN

As noted in the Compensation Discussion and Analysis section, the present cash based 2007 Annual Plan was approved by stockholders at the 2007 annual meeting. The Board of Directors has determined that it is appropriate for stockholders to consider at the 2012 meeting whether to adopt the 2012 Plan to replace the 2007 Plan.

The 2012 Annual Plan has been designed to provide compensation opportunities qualifying as performance-based compensation under Section 162(m) of the Internal Revenue Code. The 2012 Annual Plan

retains the same principles and tenets as the Company’s previous annual incentive plan. In order to provide the Company with flexibility going forward in selecting meaningful performance criteria, the 2012 annual plan provides the Company with the following list of possible performance criteria, which will be selected by the Committee: earnings (either in aggregate or on a per-share basis); net income; operating income; operating profit; cash flow; stockholder returns, including return on assets, investment, invested capital, and equity, (including income applicable to common stockholders or other class of stockholders); return measures (including return on assets, equity, or invested capital); earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization; gross revenues; share price of Common Stock (including growth measures and total stockholder return or attainment by the shares of Common Stock of a specified value for a specified period of time); reduction in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more subsidiaries or business units thereof; economic value; market share; annual net income to Common Stock; earnings per share; annual cash flow provided by operations; changes in annual revenue; strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures; operational performance measures tied to refining including production volumes, refinery downtimes, environmental compliance, safety and accident rates, and refining margins; operational measures tied to exploration and production including changes in proven reserves, drilling costs, lifting costs, and exploration costs; operational measures tied to marketing and retail operations including sales volume increases, sales volume increases per existing retail store, retail margins, special product volumes, and increases in specific product volumes; and operating and maintenance cost management.

The Committee has the discretion to determine performance goals under, and select participants in, the 2012 Annual Plan. The Committee may exercise negative discretion to adjust downward any award otherwise payable to any participant subject to Section 162(m) of the Internal Revenue Code by not more than 40%. The Committee may also use its discretion to adjust the awards of participants not subject to Section 162(m) upward or downward by not more than 25%.

Eligible participants for the 2012 Annual Plan include officers and other key administrative, professional, and technical employees. The number of participants eligible to participate in the 2012 Annual Plan is currently estimated at 300 and is based upon the participants’ position in the organization. Employees who are not regular participants in the 2012 Annual Plan may be eligible for a discretionary award from a pool equal to 15% of the earned awards under the 2012 Annual Plan. No employee covered by Section 162(m) of the Internal Revenue Code is eligible for any payments under this pool. The maximum payable to any participant subject to Section 162(m) of the Internal Revenue Code for any performance period under the 2012 Annual Plan is the lesser of 250% of any participants target award opportunity or $4,000,000.

The 2012 Annual Plan will be administered by the Committee. No amendments to the plan will be effective without the approval of the stockholders of the Company if stockholder approval of the amendment is then required for the plan to continue to be a qualified performance-based compensation plan pursuant to Section 162(m) of the Internal Revenue Code.

The full text of the proposed plan is attached as Exhibit B and incorporated by reference.

Any awards granted under the 2012 LTIP and the 2012 Annual Plan will be at the discretion of the Committee. Therefore, it is not possible at present to determine the amount or form of any award that will be available for grant to any individual during the term of the 2012 LTIP or the 2012 Annual Plan or that would have been granted during the last fiscal year had 2012 LTIP or the 2012 Annual Plan been in effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSED 2012 ANNUAL INCENTIVE PLAN. PROXIES SOLICITED ON BEHALF OF THE BOARD WILL BE VOTED FOR THIS PROPOSAL.

PROPOSAL 5—APPROVAL OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board desires that the stockholders indicate their approval or disapproval of the Audit Committee’s action in appointing KPMG LLP the Company’s independent registered public accounting firm for the fiscal year 2012. KPMG LLP has been serving the Company and its subsidiaries in this role for many years. KPMG LLP has advised the Company that its members have no direct or indirect financial interest in the Company or any of its subsidiaries. Members of KPMG LLP are expected to be present at the Annual Meeting of Stockholders for the purpose of responding to inquiries by stockholders, and such representatives will have an opportunity to make a statement if they desire to do so.

The Audit Committee pre-approves any engagement of KPMG LLP. In the fiscal year 2011, the percentage of services designated for audit fees, audit-related fees, tax fees, and all other fees that were approved by the Audit Committee were 66%, 33%, 1%, and 0%, respectively.

In the event that a majority of the stockholders indicates disapproval of the appointment of KPMG LLP, the adverse vote will constitute a directive to the Audit Committee to select another registered public accounting firm(s) for fiscal year 2012. Because of the difficulty and expense of making any substitution of registered public accounting firms during a year, it is contemplated that the appointment for the fiscal year 2012 will be permitted to stand unless the Audit Committee finds other good reason for making a change.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR 2012. PROXIES SOLICITED ON BEHALF OF THE BOARD WILL BE VOTED FOR THIS PROPOSAL.

AUDIT COMMITTEE REPORT

In connection with the Company’s December 31, 2011 consolidated financial statements, the Audit Committee reviewed and discussed the audited financial statements with management and the specific disclosures contained in the Company’s Form 10-K, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, discussed with KPMG LLP the matters required by Statement on Auditing Standards No. 61 and independence standards, and considered the compatibility of non-audit services with KPMG LLP’s independence. The Committee met seven times during 2011. Fees for services provided by the Company’s principal independent registered public accounting firm, KPMG LLP, for the years ended December 31, 2011 and 2010 were as follows:

	2011	2010
Audit fees	$3,318,464	3,292,346
Audit-related fees(1)	1,656,620	112,334

Audit and audit-related fees	4,975,084	3,404,680

Tax fees(2)	51,735	115,428
All other fees(3)	—	50,000

Total fees	$5,026,819	3,570,108

(1)	Audit-related fees consisted principally of fees for audits of financial statements for sale of U.S. refineries in 2011, audits of financial statements for foreign employee benefit plans, assurance reports required by U.K. government agencies, and review of XBRL documents included in reports filed with the U.S. Securities and Exchange Commission.
(2)	Tax fees consisted of services for income tax consultation and tax compliance services.
(3)	Fees related to an assessment of how international financial reporting standards would impact the Company.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2011.

Audit Committee

R. Madison Murphy (Chairman)

Frank W. Blue

James V. Kelley

Neal E. Schmale

SUBMISSION OF STOCKHOLDER PROPOSALS

Stockholder proposals for the 2013 Annual Meeting of Stockholders must be received by the Company at its principal executive office on or before November 23, 2012, in order to be considered for inclusion in the proxy materials.

A stockholder may wish to have a proposal presented at the Annual Meeting of Stockholders in 2013, but the Company is not required to include that proposal in the Company’s Proxy Statement and form of proxy relating to that meeting. This type of proposal is subject to the advance notice provisions of the Company’s by-laws. In the case of the 2013 Annual Meeting of Stockholders, notice must be received by the Company at its principal executive office no earlier than January 9, 2013, and no later than February 8, 2013.

ELECTRONIC AVAILABILITY OF PROXY MATERIALS FOR 2011 ANNUAL MEETING

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 9, 2012. This Proxy Statement and Murphy Oil Corporation’s Annual Report to Stockholders, Form 10-K, and Form 10-K/A for fiscal year 2011 are available electronically at www.murphyoilcorp.com/ir/reports.aspx.

OTHER INFORMATION

The management of the Company knows of no business other than that described above that will be presented for consideration at the meeting. If any other business properly comes before the meeting, it is the intention of the persons named in the proxies to vote such proxies thereon in accordance with their judgment.

The expense of this solicitation, including cost of preparing and mailing this Proxy Statement, will be paid by the Company. Such expenses may also include the charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of shares.

In certain instances one copy of the Company’s Annual Report or Proxy Statement is being delivered to two or more stockholders who share an address. Upon request, the Company will promptly deliver a separate copy of the Annual Report or Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered. Conversely, stockholders sharing an address who are receiving multiple copies of Annual Reports or Proxy Statements may request delivery of a single copy.

Requests in this regard should be addressed to:

John A. Moore

Secretary

Murphy Oil Corporation

P.O. Box 7000

El Dorado, Arkansas 71731-7000

(870) 862-6411

The above Notice and Proxy Statement are sent by order of the Board of Directors.

John A. Moore

Secretary

El Dorado, Arkansas

March 29, 2012

PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA. ALTERNATIVELY, YOU MAY VOTE BY TELEPHONE OR INTERNET AS DESCRIBED ON THE PROXY CARD.

EXHIBIT A

MURPHY OIL CORPORATION

2012 LONG-TERM INCENTIVE PLAN

Section 1. Purpose. The purpose of the Murphy Oil Corporation 2012 Long-Term Incentive plan (the “Plan”) is to foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) motivating superior performance by means of long-term performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees, and (c) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest, and performance are required for the successful and sustained operations of the Company.

Section 2. Definitions. Unless the context otherwise indicates, the following definitions shall be applicable for the purpose of the Plan:

“Agreement” shall mean a written agreement setting forth the terms of an Award.

“Award” shall mean any Option (which may be designated as a Nonqualified or Incentive Stock Option), Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit (which may be paid in either stock or cash), Performance Share, Dividend Equivalent, or Other Stock-Based Incentive Award, in each case granted under this Plan.

“Beneficiary” shall mean the person, persons, trust, or trusts designated by an Employee or if no designation has been made, the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive the benefits specified under this Plan in the event of a Participant’s death.

“Board” shall mean the Board of Directors of the Company.

“Change in Control” shall have the meaning set forth in Section 15 hereof.

“Code” means the Internal Revenue Code of 1986, as amended from time to time; references to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.

“Committee” shall mean the Executive Compensation Committee of the Board, as from time to time constituted, or any successor committee of the Board with similar functions. The Committee shall be constituted to comply with the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934 and Code Regulation § 1.162-27(e)(3), or such rule or regulation or any successors thereto which, in each case, are in effect from time to time.

“Common Stock” shall mean the Common Stock of the Company, $1.00 par value.

“Company” shall mean Murphy Oil Corporation, a Delaware corporation.

“Corporate Transaction” shall have the meaning set forth in Section 16 hereof.

“Covered Employee” shall mean an Employee who, as of the last day of the calendar year in respect of which the value of an Award is recognizable as income, is one of the group of “covered employees,” within the meaning of Section 162(m) of the Code, with respect to the Company.

“Designated 162(m) Group” shall mean that group of persons whom the Committee believes may be Covered Employees with respect to a fiscal year of the Company.

“Dividend Equivalent” shall mean a right, granted under Section 11 hereof, to receive or accrue, to the extent provided under the respective Award, payments equal to the dividends or property on a specified number of shares.

“Effective Date” shall have the meaning set forth in Section 4 hereof.

“Employee” shall mean any person employed by the Company on a full-time salaried basis or by a Subsidiary or affiliate of the Company that does not have in effect for its personnel any plan similar to the Plan, including officers and employee directors thereof.

“Fair Market Value” shall mean the average of the high and low prices of a Share as reported on the principal exchange on which the Shares are listed for the date on which the grant, exercise or other transaction occurs, as applicable, or if there were no such sales on such date, the most recent prior date on which there were sales; provided, however, that if the Shares are not listed on any exchange, Fair Market Value shall be determined by the Committee in good faith.

“Grant Date” shall mean the date on which an Award is granted.

“Grantee” shall mean a person who has been granted an Award.

“Incentive Stock Option” or “ISO” shall mean an Option that is intended by the Committee to meet the requirements of Section 422 of the Code or any successor provision.

“Non-Employee Director” shall mean a member of the Board who is not an employee of the Company or any affiliate or subsidiary of the Company.

“Nonqualified Stock Option” or “NQSO” shall mean an Option which does not qualify as an Incentive Stock Option.

“Normal Termination” shall mean a termination of employment (i) at normal retirement age as defined in the Retirement Plan of Murphy Oil Corporation, (ii) for total and permanent disability as defined in the Life Insurance Plan for Employees of Murphy Oil Corporation, or (iii) with Company approval, and without being terminated for cause.

“Option” shall mean a right, granted under Section 7 hereof, to purchase Common Stock at a price to be specified and upon terms to be designated by the Committee pursuant to this Plan. An Option shall be designated by the Committee as a Nonqualified Stock Option or an Incentive Stock Option at the time of grant.

“Option Price” shall mean the price at which a Share may be purchased by a Grantee pursuant to an Option.

“Option Term” shall mean the period beginning on the Grant Date of an Option and ending on the date such Option expires, terminates or is cancelled.

“Other Stock-Based Award” shall mean a right, granted under Section 12 hereof, that relates to or is valued by reference to Shares or other Awards relating to Shares.

“Participant” shall mean an Employee to whom an Award has been granted pursuant to the Plan.

“Performance-Based Exception” shall mean the performance-based exception from the tax deductibility limitations of Section 162(m)(4)(C) of the Code (including the special provisions for Options thereunder).

“Performance Measures” shall mean the performance measures as set forth in Section 13(b) hereof.

“Performance Period” shall mean the time period during which the performance goals must be met.

“Performance Share” and “Performance Unit” shall have the respective meanings set forth in Section 10 hereof.

“Personal Representative” shall mean the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant by legal proceeding or otherwise the right to receive the benefits specified in this Plan.

“Plan” shall have the meaning set forth in Section 1 hereof.

“Restricted Period” shall mean the period during which Shares of Restricted Stock or Restricted Stock Units are subject to forfeitures if the conditions set forth in the Agreement are not satisfied.

“Restricted Stock” shall mean those shares of Common Stock issued pursuant to a Restricted Stock Award which are subject to the restrictions, terms, and conditions specified by the Committee pursuant to Section 9 hereof.

“Restricted Stock Award” shall mean an award of Restricted Stock granted under Section 9 hereof.

“Restricted Stock Unit” shall mean a right, granted under Section 9 hereof, to receive a Share, subject to such Restricted Period and/or Performance Period as the Committee shall determine.

“Share” shall mean a share of Common Stock, and such other securities of the Company as may be substituted for Shares pursuant to Section 9 hereof.

“Stock Appreciation Right” or “SAR” shall mean the right, granted under Section 8 hereof, of the holder thereof to receive, upon exercise thereof, payment of an amount determined by multiplying: (a) any increase in the Fair Market Value of a Share at the date of exercise over the price fixed by the Committee on the Grant Date, (which shall not be less than the Fair Market Value of a Share on such Grant Date) by (b) the number of Shares with respect to which the SAR is exercised; provided, however, that at the time of grant, the Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a SAR. The amount payable upon exercise may be paid in cash or other property, including without limitation, shares of Common Stock, or any combination thereof as determined by the Committee.

“Subsidiary” shall have the meaning set forth in Reg. §424-1(f)(2) under the Code.

Section 3. Administration. The Plan shall be administered by the Committee. In addition to any implied powers and duties that may be necessary or appropriate to carry out the provisions of the Plan, the Committee shall have all of the powers vested in it by the terms of the Plan, including exclusive authority to select the Employees to be granted Awards under the Plan, to determine the type, size, and terms of the Awards to be made to each Employee selected, to determine the time when Awards will be granted, and to prescribe the form of the Agreements embodying Awards made under the Plan. The Committee shall be authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to make any other determinations which it believes necessary or advisable for the administration of the Plan, and to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems desirable to carry it into effect. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive and binding on all Participants and their Beneficiaries.

The Board may from time to time remove members from the Committee or add members thereto, and vacancies in the Committee, however caused, shall be filled by action of the Board. The Committee shall select one if its members as chairman and shall hold its meetings at such time and places as it may determine. The Committee may act only by a majority of its members. The members of the Committee may receive such compensation for their services on the Committee as the Board may determine. Any determination of the Committee may be made, without notice, by the written consent of the majority of the members of the Committee. In addition, the Committee may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

Section 4. Effective Date and Termination of the Plan. The Plan was approved by the Board on February 1, 2012, effective as of May 9, 2012 (the “Effective Date”), subject to the approval by the Company’s stockholders May 9, 2012. All Awards granted under this Plan are subject to, and may not be exercised or earned before, the approval of this Plan by the stockholders prior to the first anniversary date of the effective date of the Plan, by the affirmative vote of the holders of a majority of the outstanding Shares of the Company present, or represented by proxy, and entitled to vote, at a meeting of the Company’s stockholders or by written consent in accordance with the laws of the State of Delaware; provided that if such approval by the stockholders of the Company is not forthcoming, all Awards previously granted under this Plan shall be void. The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the Effective Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Employees and the Company arising under Awards theretofore granted and then in effect.

Section 5. Shares Subject to the Plan and to Awards.

(a) Aggregate Limits. The number of Shares issuable pursuant to all Awards over the life of this Plan is 8,700,000. Notwithstanding anything in the foregoing to the contrary, to better manage the burn rate, the annual number of Shares granted from that pool will not exceed one percent (1%) of the Shares issued and outstanding at the beginning of each fiscal year as reported in the Company’s financial statements. The number of Shares available for grant under this Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 16 hereof. Shares issued pursuant to Awards granted under this Plan may be Shares that are authorized and unissued or Shares that were reacquired by the Company, including Shares purchased in the open market.

(b) Issuance of Shares. For purposes of Section 5(a), the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares issued upon exercise or settlement of an Award under this Plan. Notwithstanding the foregoing, Shares subject to an Award under this Plan may not again be made available for issuance under this Plan if such Shares are: (i) Shares that were subject to a stock-settled Stock Appreciation Right and were not issued under the net settlement or net exercise of such Stock Appreciation Right, (ii) Shares used to pay the exercise price of an Option, (iii) Shares delivered to or withheld by the Company to pay the withholding taxes related an Option or a Stock Appreciation Right, or (iv) Shares repurchased on the open market with the proceeds of an Option exercise. Shares subject to Awards that have been canceled, expired, forfeited or otherwise not issued under an Award and Shares subject to Awards settled in cash shall not count as Shares issued under this Plan. The number of Shares that may be granted as Full Value Awards (awards other than options and SARs) shall not exceed fifty percent (50%) of the total Shares available for grant (or also can expressed as 4,350,000 shares).

(c) Tax Code Limits.

(i) The aggregate number of Shares subject to all Awards (including, for the avoidance of doubt, Options and SARs) granted under this Plan during any calendar year to any one Employee shall not exceed 500,000 which number shall be calculated and adjusted pursuant to Section 16 only to the extent that such calculation or adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Section 162(m) of the Code but which number shall not count any tandem SARs.

(ii) The maximum aggregate actual cash payment to any Participant in any calendar year under this Plan pursuant to any cash-settled Award granted hereunder that is intended to satisfy the requirements for “performance based compensation” under Section 162(m) of the Code shall not exceed $5,000,000.

Section 6. Eligibility. Any Employee who is an officer or who serves in any other key administration, professional, or technical capacity shall be eligible to participate in the Plan. The Committee may in any year include any Employee who the Committee has determined has made some unusual contribution which would not be expected of such Employee in the ordinary course of his work to receive a Grant of an Award pursuant to the Plan.

Section 7. Stock Options.

(a) Option Awards. Options may be granted at any time and from time to time prior to the termination of the Plan as determined by the Committee. No Grantee shall have any rights as a stockholder under an Option until Shares have been issued upon the exercise of such Option. Each Option shall be evidenced by an Agreement. Options granted pursuant to the Plan need not be identical but each Option must contain and be subject to the terms and conditions set forth below.

(b) Option Price. Subject in each case to Section 7(c), the Committee will establish the exercise price per Share under each Option, which, in no event will be less than the Fair Market Value of a Share on the grant Date of such Option; provided, however, that the exercise price per Share with respect to an Option that is granted in connection with a merger or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than 100% of the market price of the Shares on the date such Option is granted if such exercise price is based on or consistent with a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition. The exercise price of any Option may be paid in Shares, cash, or a combination thereof, as determined by the Committee, including an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery of previously owned Shares, and withholding of Shares deliverable upon exercise.

(c) No Repricing. Other than as provided in Sections 16 and 19 hereof, the exercise price of an Option may not be reduced without stockholder approval (including canceling previously awarded Options and regranting them with a lower exercise price).

(d) Exercise of Options. The date or dates on which Options become exercisable shall be determined at the sole discretion of the Committee.

(e) Term of Options. The Committee shall establish the term of each Option, which in no case shall exceed a period of seven (7) years from the Grant Date.

(f) Incentive Stock Options. Notwithstanding anything to the contrary in this Section 7, in the case of the grant of an Option intending to qualify as an Incentive Stock Option: (i) if the Employee owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Shareholder”), the exercise price of such Option must be at least 110 percent of the Fair Market Value of a Share on the Grant Date of such Option and the Option must expire within a period of not more than five (5) years from the Grant Date, and (ii) termination of employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with

Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its Subsidiaries. Notwithstanding anything in this Section 7 to the contrary, Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that either (a) the aggregate Fair Market Value of Shares (determined as of the Grant Date thereof) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (b) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Section 422 of the Code). The maximum aggregate number of Shares that may be issued under the Plan through Incentive Stock Options is 1,000,000 Shares.

Section 8. Stock Appreciation Rights. Stock Appreciation Rights may be granted to Employees from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 7 hereof. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Award may be granted at the same time such Award is granted or at any time thereafter before exercise or expiration of such Award. The exercise or payment of an Award or Tandem SAR, as applicable, to which an Tandem SAR or Award, as applicable, relates shall result in the automatic termination and cancellation of such Tandem SAR or Award, respectively. All freestanding SARs shall be granted subject to the same terms and conditions, including exercise price, vesting, exercisability forfeiture and termination provisions, as are applicable to Options as set forth in Section 7 hereof and all tandem SARs shall have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the Award to which they relate. Subject to the provisions of Section 7 hereof and the immediately preceding sentence, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Shares, cash or a combination thereof, as determined by the Committee. Other than as provided in Sections 16 and 19 hereof, the exercise price of Stock Appreciation Rights may not be reduced without stockholder approval (including canceling previously awarded Stock Appreciation Rights and regranting them with a lower exercise price).

Section 9. Restricted Stock And Restricted Stock Units.

(a) Grants of Awards. Restricted Stock and Restricted Stock Units may be granted at any time and from time to time prior to the termination of the Plan as determined by the Committee. Restricted Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment and/or performance conditions) and terms as the Committee deems appropriate. Restricted Stock Units are Awards denominated in units of Shares under which the issuance of Shares is subject to such conditions (including continued employment and/or performance conditions) and terms as the Committee deems appropriate. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Agreement. Unless determined otherwise by the Committee, each Restricted Stock Unit will be equal to one Share and will entitle a Participant to either the issuance of Shares or payment of an amount of cash determined with reference to the value of Shares. To the extent determined by the Committee, Restricted Stock and Restricted Stock Units may be satisfied or settled in Shares, cash or a combination thereof. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but each grant of Restricted Stock and Restricted Stock Units must contain and be subject to the terms and conditions set forth below.

(b) Contents of Agreement. Each Agreement shall contain provisions regarding (i) the number of Shares or Restricted Stock Units subject to such Award or a formula for determining such number,

(ii) the purchase price of the Shares, if any, and the means of payment, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares or Restricted Stock Units granted, issued, retainable, and/or vested, (iv) such terms and conditions on the grant, issuance, vesting, and/or forfeiture of the Shares or Restricted Stock Units as may be determined from time to time by the Committee, (v) the term of the performance period, if any, as to which performance will be measured for determining the number of such Shares or Restricted Stock Units, and (vi) restrictions on the transferability of the Shares or Restricted Stock Units. Shares issued under a Restricted Stock Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Committee may provide.

(c) Vesting and Performance Criteria. The grant, issuance, retention, vesting, and/or settlement of shares of Restricted Stock and Restricted Stock Units will occur when and in such installments as the Committee determines or under criteria the Committee establishes, which may include Performance Measures. The grant, issuance, retention, vesting and/or settlement of Shares under any such Award that is based on Performance Measures and level of achievement versus such criteria will be subject to a performance period of not less than six months. Notwithstanding anything in this Plan to the contrary, the Performance Measures for any Restricted Stock or Restricted Stock Unit that is intended to satisfy the requirements for “Performance-Based Exception” under Section 162(m) of the Code will be a measure based on one or more Performance Measures selected by the Committee and specified when the Award is granted.

(d) Discretionary Adjustments and Limits. Subject to the limits imposed under Section 162(m) of the Code for Awards that are intended to qualify as “Performance-Based Exception,” notwithstanding the satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under an Award of Restricted Stock or Restricted Stock units on account of either financial performance or personal performance evaluations may, to the extent specified in the Agreement, be reduced by the Committee on the basis of such further considerations as determined by the Committee in its sole discretion.

(e) Voting Rights. Unless otherwise determined by the Committee, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the period of restriction.

(f) Dividends. Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to those Shares, unless determined otherwise by the Committee. The Committee will determine whether any such dividends or distributions will be automatically reinvested in additional shares of Restricted Stock and subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed or whether such dividends or distributions will be paid in cash. Shares underlying Restricted Stock Units shall be entitled to dividends or dividend equivalents only to the extent provided by the Committee.

Section 10. Performance Units and Performance Shares.

(a) Grants of Awards. Performance Units and Performance Shares may be granted at any time and from time to time prior to the termination of the Plan as determined by the Committee.

(b) Values/Performance Measures. The Committee shall set Performance Measures in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Grantee. With respect to Covered Employees and to the extent the Committee deems it appropriate to comply with Section 162(m) of the Code, the performance goals shall be objective Performance Measures satisfying the requirements for the Performance-Based Exception, and shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

(i) Performance Unit. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.

(ii) Performance Share. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

(c) Earning of Performance Units and Performance Shares. After the applicable Performance Period has ended, the Grantee who holds Performance Units or Performance Shares shall be entitled to payment based on the level of achievement of performance goals set by the Committee. If a Performance Unit or Performance Share Award is intended to comply with the Performance-Based Exception, the Committee shall certify the level of achievement of the performance goals in writing before the Award is settled. At the discretion of the Committee, the settlement of Performance Units or Performance Shares may be in cash, Shares of equivalent value, or in some combination thereof, as set forth in the Award Agreement.

Section 11. Dividend Equivalents. The Committee is authorized to grant Awards of Dividend Equivalents alone or in conjunction with other Awards; provided, however, that no Dividend Equivalents will be granted on Options or SARs and provided further, that no Dividend Equivalents granted in conjunction with another Award shall be paid unless and until the Award to which the Dividend Equivalent relates is earned and paid out. The Committee may provide that Dividend Equivalents shall be deemed to have been reinvested in additional Shares or additional Awards or otherwise reinvested.

Section 12. Other Stock-Based Incentives. The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares. Except as provided by the Committee, Shares delivered pursuant to a purchase right granted under this Section 12 shall be purchased for such consideration, paid for by such methods and in such forms, including cash, Shares, outstanding Awards or other property, as the Committee shall determine.

Section 13. Compliance with Section 162(m) of the Code.

(a) Section 162(m) Compliance. All Awards granted to Employees in the Designated 162(m) Group may comply with the requirements of the Performance-Based Exception; provided that to the extent Section 162(m) of the Code requires periodic shareholder approval of Performance Measures, such approval shall not be required for the continuation of the Plan or as a condition to grant any Award hereunder after such approval is required. In addition, in the event that changes are made to Section 162(m) of the Code to permit flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Section 13(a), make any adjustments to such Awards as it deems appropriate. The authority to specify which Awards are to be granted in compliance with Section 162(m) and subject to the Performance-Based Exception rests with the Committee.

(b) Performance-Based Exception. Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general Performance Measures set forth in this Section 13, for Awards (other than Options or SARs) designed to qualify for the Performance-Based Exception, the Performance Measure(s) shall be chosen from among the following:

(i) Earnings (either in the aggregate or on a per-share basis);

(ii) Net income;

(iii) Operating income;

(iv) Operating profit;

(v) Cash flow;

(vi) Stockholder returns, including return on assets, investments, equity, or invested capital (including income applicable to common stockholders or other class of stockholders);

(vii) Return measures (including return on assets, equity, or invested capital);

(viii) Earnings before or after either, or any combination of, interest, taxes, depreciation or amortization (EBITDA);

(ix) Gross revenues;

(x) Share price (including growth measures and total stockholder return or attainment by the Shares of a specified value for a specified period of time);

(xi) Reductions in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more subsidiaries or business units thereof;

(xii) Economic value;

(xiii) Market share;

(xiv) Annual net income to common stock;

(xv) Earnings per share;

(xvi) Annual cash flow provided by operations;

(xvii) Changes in annual revenues;

(xviii) Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

(xix) Operational performance measures tied to refining including production volumes, refining downtimes, environmental compliance, safety and accident rates, and refining margins.

(xx) Operational measures tied to exploration and production including changes in proven reserves, drilling costs, lifting costs, and exploration costs.

(xxi) Operational measures tied to marketing and retail operations including sales volume increases, sales volume increases per existing retail store, retail margins, special product volumes, and increases in specific product volumes; and

(xxii) Operating and maintenance cost management, provided that subsections (i) through (vii) may be measured on a pre- or post-tax basis; and provided further that the Committee may, on the Grant Date of an Award intended to comply with the Performance-Based Exception, and in the case of other grants, at any time, provide that the formula for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss.

For Awards intended to comply with the Performance-Based Exception, the Committee shall set the Performance Measures within the time period prescribed by Section 162(m) of the Code. The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Performance Measures may differ for Awards to different Grantees. The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. Any one or more of the Performance Measures may apply to the Grantee, a department, unit, division, or function within the Company or any one or more affiliates; and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

The Committee shall have the discretion to adjust the determination of the degree of attainment of the pre-established performance goals; provided that Awards which are designed to qualify for the Performance-Based Exception may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward). The Committee may not delegate any responsibility with respect to Awards intended to qualify for the Performance-Based Exception. All determinations by the Committee as to the achievement of the Performance Measure(s) shall be in writing prior to payment of the Award.

Section 14. Termination of Employment. Unless otherwise determined by the Committee, in the event a Participant’s employment terminates by reason of Normal Termination, any Options granted to such Participant which are then outstanding may be exercised at the earlier of any time prior to the expiration of the term of the Options or within two (2) years after termination, and any shares of Restricted Stock then outstanding shall be prorated for all restricted periods then in effect based on the number of months of actual participation using the methodology set forth below.

Unless otherwise determined by the Committee, in the event a Participant’s employment is terminated by reason of death, any Options granted to such Participant which are then outstanding may be exercised by the Participant’s Beneficiary or the Participant’s legal representative at any time prior to the expiration date of the term of the Options or within two (2) years following the date of the Participant’s death, whichever period is shorter, and any shares of Restricted Stock then outstanding shall vest on the date of the Participant’s death in an amount determined by multiplying the number of Restricted Shares by a fraction, the numerator of which is the number of months in the period beginning on the Grant Date thereof and ending on the last day of the month in which occurs the Participant’s death, and the denominator of which is the number of months in the Restricted Period applicable thereto.

Unless otherwise determined by the Committee in the event the employment of the Participant shall terminate for any reason other than the ones described in this Section 14, any Options granted to such Employee which are then outstanding shall be canceled and any shares of Restricted Stock then outstanding as to which the Restricted Period has not lapsed shall be forfeited.

A change in employment from the Company or one Subsidiary to another Subsidiary of the Company shall not be considered a termination of employment for purposes of this Plan.

Section 15. Change in Control. Unless the Committee shall otherwise determine, notwithstanding any other provision of this Plan or an Agreement to the contrary, upon a Change in Control, as defined below, all outstanding Awards shall vest, become immediately exercisable or payable or have all restrictions lifted as may apply to the type of Award.

A “Change in Control” shall be deemed to have occurred if (i) any “person”, including a “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act, but excluding the Company, any of its subsidiaries or any employee benefit plan of the Company or any of its subsidiaries or the “Murphy Family”) is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities; (ii) the consummation of a merger or other business combination, which has been approved by the stockholders of the Company, with or into another corporation a majority of the directors of which were not directors of the Company immediately prior to the merger and in which the stockholders of the Company immediately prior to the effective date of such merger own less than 50% of the voting power in such corporation; or (iii) for the sale or other disposition of all or substantially all of the assets of the Company. Murphy Family means (a) the C.H. Murphy Family Investments Limited Partnership, (b) the estate of C.H. Murphy, Jr., and (c) siblings of the late C.H. Murphy, Jr. and his and their respective Immediate Family. “Immediate Family” of a person means such person’s spouse, children, siblings, mother-in-law and father-in-law, sons-in-law, daughters-in-law, brothers-in-law and sisters-in-law.

Section 16. Adjustments upon Changes in Capitalization. In the event of any change in the Common Stock by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split-up, spin-off, share purchase, liquidation or other similar change in capitalization affecting or involving the Common Stock, or any distribution to common stockholders other than regular cash dividends (each, a “Corporate Transaction”), the Committee shall make such substitution or adjustment, if any, as it deems equitable, as to the number or kind of shares that may be issued under the Plan pursuant to Section 4 hereof, the maximum number of Shares provided in Section 5(c)(i) and the number or kind of shares subject to, or the price per share under or terms of any outstanding Award. The amount and form of the substitution or adjustment shall be determined by the Committee and any such substitution or adjustment shall be conclusive and binding on all parties for all purposes of the Plan.

Section 17. Compliance with Laws and Regulations. This Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Administrator shall determine to be necessary or advisable. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Option is effective and current or the Company has determined that such registration is unnecessary.

In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Committee may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Committee may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Employees employed outside their home country.

Section 18. Withholding. To the extent required by applicable federal, state, local or foreign law, a Participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an Option exercise, disposition of Shares issued under an Incentive Stock Option, the vesting of or settlement of an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue Shares, make any payment or to recognize the transfer or disposition of Shares until such obligations are satisfied. The Committee may provide for or permit the minimum statutory withholding obligations to be satisfied through the mandatory or elective sale of Shares and/or by having the Company withhold a portion of the Shares that otherwise would be issued to the Participant upon exercise of the Option or the vesting or settlement of an Award, or by tendering Shares previously acquired.

Section 19. Amendment of the Plan or Awards. The Board may amend, alter or discontinue this Plan and the Committee may amend, or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 16 hereof relating to Corporate Transactions, no such amendment shall, without the approval of the stockholders of the Company:

(a) increase the maximum number of Shares for which Awards may be granted under this Plan;

(b) reduce the price at which Options or SARs may be granted below the price provided for in Section 7 hereof;

(c) reduce the exercise price of outstanding Options or SARs;

(d) cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Option or SAR;

(e) extend the term of this Plan;

(f) change the class of persons eligible to be Participants;

(g) otherwise amend the Plan in any manner requiring stockholder approval by law or under the New York Stock Exchange listing requirements; or

(h) increase the individual maximum limits in Section 5(c) and 5(d).

No amendment or alteration to the Plan or an Award or Agreement shall be made which would impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

Section 20. Miscellaneous Provisions. (a) No Employee or other person shall have any claim or right to be granted an Award under the Plan and no Award shall confer any right to continued employment.

(b) A Participant’s rights and interest under the Plan or any Award may not be assigned or transferred in whole or in part, either directly or by operation of law or otherwise (except in the event of death, to the Beneficiaries or by will or the laws of descent and distribution), including, but not by way of limitation, executive, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Participant in the Plan or in any Award shall be subject to any obligation or liability of such individual.

(c) The expense of the Plan shall be borne by the Company.

(d) Awards granted under the Plan shall be binding upon the Company, its successors and assigns.

(e) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to shareholder approval if such approval of any such additional arrangement is required.

(f) The Board intends that, except as may be otherwise determined by the Committee, any Awards under the Plan satisfy the requirements of Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”) to avoid the imposition of any taxes, including additional income taxes, thereunder. If the Committee determines that an Award, Agreement, payment distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Grantee to become subject to Section 409A. Unless the Committee expressly determines otherwise, such Award, Agreement, payment distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provision of the Plan and/or Award Agreement will be deemed modified, or, if necessary, rescinded in order to comply with the requirements of Section 409A. In the case of any Award which is to be paid out when vested, such payment shall be made as soon as administratively feasible after the Award became vested, but in no event shall such payment be made later than 2 1/2 months after the end of the calendar year in which the Award became vested unless otherwise permitted under the exemption provisions of Section 409A.

Section 21. Clawback. Each Award Agreement shall provide that a Participant whose negligent, intentional or gross misconduct contributes to the Company’s having to restate all or a portion of its financial statements, shall immediately forfeit such award upon such determination, and such Participant shall be required to reimburse the Company in respect of any Shares issued or payments made under this Plan in the period covered by such financial statements, as determined in each case, by the Committee in good faith.

Section 22 Governing Law. The provisions of this Plan shall be interpreted and construed in accordance with the laws of the State of Delaware.

EXHIBIT B

MURPHY OIL CORPORATION

2012 ANNUAL INCENTIVE PLAN

SECTION 1. PURPOSE OF THE PLAN

The purpose of the Annual Incentive Compensation Plan for Murphy Oil Corporation is to provide incentive compensation to those officers, executives, and key employees who, in the opinion of the Company, contribute significantly to the growth and success of the Company; to attract and retain individuals of outstanding ability; and to align the interests of those who hold positions of major responsibility in the Company with the interests of Company shareholders. The Plan is intended to constitute a qualified performance-based compensation plan under Section 162(m)(4)(c) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be administered and interpreted so to ensure such compliance.

SECTION 2. DEFINITIONS

Unless the context otherwise indicates, the following definitions shall be applicable:

“Award” shall mean a right granted to a Participant pursuant to Section 5 of the Plan to receive a cash payment from the Company (or a Subsidiary) based upon the extent to which the Participant’s Performance Goal(s) are achieved during the relevant Performance Period, subject to the Committee’s discretion pursuant to Section 5(D) of the Plan.

“Base Salary” shall mean the actual base salary in effect on the date the Performance Goals are established for a Participant who is a Covered Employee as shown in the personnel/payroll records of the Company; for all other Participants, Base Salary shall mean the Base Salary actually paid during the Plan Year as shown in the payroll/personnel records of the Company.

“Board” shall mean the Board of Directors of Murphy Oil Corporation.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time; references to particular sections of the Code include references to regulations and rulings thereunder and to successor provisions.

“Committee” shall mean the Executive Compensation Committee of the Board or any committee of the Board designated by resolution of the Board to administer the Plan.

“Company” shall mean Murphy Oil Corporation (a Delaware corporation), its successors and assigns, and each of its Subsidiaries designated by the Committee for participating in this Plan.

“Covered Employee” shall mean an individual who with respect to a Performance Period is or may reasonably be expected to be, a “covered employee” within the meaning of Section 162(m) of the Code.

“Disability” shall mean a physical or mental impairment sufficient to make a Participant eligible for benefits under the Company’s Long-Term Disability Plan.

“Employee” shall mean any regular employee of the Company.

“GAAP” shall mean generally accepted accounting principles set forth in the opinions, statements and pronouncements of the Financial Accounting Standards Board, United Stated (or predecessors or successors thereto or agencies with similar functions), or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination and in any event applied in a manner consistent with the application thereof used in the preparation of the Company’s financial statements.

“Maximum Performance Level” shall mean the level of performance achievement of the Performance Goals which results in the payment of 200 percent of the Target Award Opportunity for a Participant.

“Participant” shall mean any officer, executive, or key employee of the Company selected by the Committee to receive an Award under the Plan.

“Plan” shall mean the 2012 Murphy Oil Corporation Annual Incentive Compensation Plan.

“Plan Year” shall mean the fiscal year of the Company.

“Performance Goal” shall mean a performance objective established by the Committee for a particular Participant for a Performance Period pursuant to Section 5 of the Plan for the purpose of determining the extent to which an Award has been earned for such Performance Period. Each Performance Goal will consist of (a) “Performance Criteria,” as defined in Section 5.B of the Plan, which are one or more objectively determinable measures related to individual, business unit, or Company performance, and (b) a “Performance Target,” which is the level at which the relevant Performance Criteria must be achieved for purposes of determining whether a cash payment is to be made under an Award, which may be stated as a threshold level below which no payment will be made, a maximum level at or above which full payment will be made, and intermediate targets which will result in payment between such threshold and maximum level.

“Performance Period” shall mean a Plan Year or, for an officer who is first hired as an officer after the first day of the Plan Year and who becomes a Participant during the Plan Year, such portion of the Plan Year as determined by the Committee.

“Retirement” shall mean termination of employment at an age and length of service such that the Participant would be eligible to an immediate commencement of benefit payments under the formula of the Company’s defined benefit pension plan available generally to its Employees, whether or not such individual actually elects to commence such payments.

“Subsidiary” shall mean any entity that is directly or indirectly controlled by the Company; as determined by the Committee.

“Target Award Opportunity” shall mean the percent of Base Salary to be awarded to each Participant in the Plan upon achievement of 100 percent of the Performance Goals at 100 percent performance attainment established within the Performance Criteria of the Plan.

“Threshold Performance Level” shall mean the level of achievement of the Performance Goals within the Performance Criteria below which no awards may be paid to a Participant.

SECTION 3. PLAN ADMINISTRATION

A. The Committee.

The Plan will be administered by a committee appointed by the Board consisting of two or more directors, each of whom is an “outside director” within the meaning of Section 162(m)(4)(c)(i) of the Code (the “Committee”). In accordance with and subject to the provisions of the Plan, the Committee will have full authority and discretion with respect to Awards made under the Plan, including without limitation the following (a) selecting the officers, executives, or other key Employees to be Participants; (b) establishing the terms of each Award; (c) determining the time or times when Awards will be granted; and (d) establishing the restrictions and other conditions to which the payment of Awards may be subject. The Committee will have no authority under the Plan to amend or modify, in any manner, the terms of any outstanding Award; provided, however, that the Committee shall have the authority to reduce or eliminate the compensation or other economic benefit otherwise due pursuant to an Award upon the attainment of one or more Performance Goals included in such Award. Each determination, interpretation, or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan.

B. Adjustments

In the event of (a) any merger, reorganization, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights, offering, extraordinary dividend (including a spin-off), or other similar change affecting the Company’s shares; (b) any purchase, acquisition, sale, or disposition of a significant amount of assets other than in the ordinary course of business, or of a significant business; (c) any change resulting from the accounting effects of discontinued operations, extraordinary income or loss, changes in accounting as determined under GAAP, or restatement of earnings; or (d) any charge or credit resulting from an item which is classified as “non-recurring,” “restructuring,” or similar unusual item on the Company’s audited annual Statement of Income which, in the case of (a) – (d), results in a change in the components of the calculations of any of the Performance Criteria, as established by the Committee, in each case with respect to the Company or any other entity whose performance is relevant to the achievement of any Performance Goal included in an Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, a committee of the Board of Directors of the surviving corporation consisting solely of two or more “outside directors” within the meaning of Section 162(m)(4)(C)(i) of the Code) shall, without the consent of any affected Participant, amend or modify the terms of any outstanding Award that includes any Performance Goal based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event or events, such that the criteria for evaluating such financial performance of the Company or such other entity (and the achievement of the corresponding Performance Goal) will be substantially the same (as determined by the Committee or the committee of the Board of Directors of the surviving corporation) following such event as prior to such event; provided, however, that the Committee shall not take any action pursuant to this Section which would constitute an impermissible exercise of discretion pursuant to Section 162(m) of the Code.

SECTION 4. PARTICIPATION

The Participants for any Performance Period shall be those officers, executives, and key Employees who are granted Awards by the Committee under the Plan for such Performance Period.

SECTION 5. GRANT OF AWARDS

A. Nature of Awards

An Award granted under the Plan shall provide for a cash payment to be made solely on account of the attainment of one or more pre-established Performance Goals included in such Award, subject to the Committee’s authority pursuant to Section 3 and Section 6 of the Plan.

B. Performance Criteria

Performance Criteria which the Committee may include in Awards made under the Plan include the following measurements, or changes in such measurements between different Plan Years (or combination thereof) as applied to the Company or a Subsidiary. The Performance Criteria may include measurements on either an absolute basis or relative basis (as compared to an external benchmark or performance of a designated peer group of companies).

(a) Earnings (either in aggregate or on a per-share basis);

(b) Net income;

(c) Operating income;

(d) Operating profit;

(e) Cash flow;

(f) Stockholder returns [including return on assets, investment, invested capital, and equity, (including income applicable to common stockholders or other class of stockholders)];

(g) Return measures (including return on assets, equity, or invested capital);

(h) Earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization (EBITDA);

(i) Gross revenues;

(j) Share price (including growth measures and total stockholder return or attainment by the shares of a specified value for a specified period of time);

(k) Reduction in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more Subsidiaries or business units thereof;

(l) Economic value;

(m) Market share;

(n) Annual net income to common stock;

(o) Earnings per share;

(p) Annual cash flow provided by operations;

(q) Changes in annual revenue

(r) Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

(s) Operational performance measures tied to refining including production volumes, refinery downtimes, environmental compliance, safety and accident rates, and refining margins;

(t) Operational measures tied to exploration and production including changes in proven reserves, drilling costs, lifting costs, and exploration costs;

(u) Operational measures tied to marketing and retail operations including sales volume increases, sales volume increases per existing retail store, retail margins, special product volumes, and increases in specific product volumes; and

(v) Operating and maintenance cost management.

For the Performance Criteria listed above, the Committee, on the grant date of an Award may designate whether a particular Performance Measure is to be measured on a pre-tax basis or post-tax basis. Further, the Committee may select any one or more of the Performance Criteria applicable to a Participant and Performance Criteria may differ for Awards for one Participant to the next.

C. Establishment of Performance Goals

Not later than 90 days after the commencement of the Plan Year (or such earlier date as may be required pursuant to Section 162(m) of the Code) the Committee shall determine in writing for each Participant:

(a) the Performance Goal(s) for the Participant including in each case one or more of the Performance Criteria set forth in Section 5.B of the Plan and the Performance Target for each Performance Criteria;

(b) if more than one Performance Goal is specified for a Participant, the relative weight assigned to each Performance Goal; and

(c) the cash award expressed as a percentage of the base salary for the Participant for the Performance Period, provided that the Committee shall also place a maximum dollar amount on such cash awards which may not exceed $4 million.

For an executive officer who is first hired as an executive officer and who becomes a Participant after the first day of the Plan Year, the Performance Goals shall be established by the Committee as set forth in this Section within the time period permitted by Section 162(m) of the Code.

D. Individual Award Targets and Adjustments

Each Participant shall have a Target Award Opportunity expressed as a percentage of the Participant’s Base Salary. In addition, the Plan shall stipulate for each participant a Target Award Opportunity as well as a Threshold Performance Level and Maximum Performance Level associated with each Performance Goal established for the Plan Year.

(a) If a Participant is a Covered Employee, the Committee may exercise only negative discretion in adjusting an individual Participant’s Award, and the amount of negative discretion cannot exceed forty percent (40%) of the earned Award amount. No Award earned under the Plan may exceed two hundred fifty percent (250%) times the Target Award Opportunity or $4,000,000, whichever amount is less.

(b) For any Participant who is not a Covered Employee, the Committee may exercise full discretion, both positive and negative, in adjusting such individual Participant’s Award, and the amount of either positive or negative discretion cannot exceed twenty-five percent (25%) of the earned Award amount. In addition, the Maximum Performance Level for such Participant’s Award shall not exceed 200 percent times the Target Award.

SECTION 6. PAYMENT OF AWARDS

As soon as practicable after the Committee has received the appropriate financial and other data after the end of a Plan Year, the Committee will for each Participant certify in writing the extent to which the applicable Performance Goals for such Participant have been met and the corresponding amount of the Award earned by such Participant. Payment of each Award in a cash lump sum, less applicable withholding taxes pursuant to Section 7 of the Plan, shall be made as soon as practicable thereafter. Notwithstanding anything in the Plan to the contrary, no payment made to any Participant in respect of any Performance Period shall exceed $4 million.

SECTION 7. EFFECT OF TERMINATION OF EMPLOYMENT

A. Termination Due to Death, Disability, or Retirement.

In the event a Participant’s employment with the Company and all Subsidiaries is terminated by reason of Death, Disability, or Retirement during a Performance Period, the Participant (or the Participant’s estate) (subject to the Committee’s discretion as allowed by Section 3.A of the Plan) shall be paid (pursuant to Section 6 of the Plan after the completion of the Plan Year) a percentage of the amount earned according to the terms of the Award equal to the portion of the Performance Period through the Participant’s Death, Disability, or Retirement, as the case may be, as determined by the Committee.

B. Termination for Reasons Other than Death, Disability, or Retirement

In the event a Participant’s employment is terminated with the Company and all Subsidiaries prior to the end of the Performance Period for any reason other than Death, Disability, or Retirement, or a Participant is in the employ of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ of the Company or another Subsidiary), the Participant’s Award for such Performance Period shall be immediately forfeited and the Participant shall have no right to any payment thereafter; provided, however, that under such circumstances the Committee may pay the Participant an amount not to exceed a percentage of the amount earned according to the terms of the Award equal to the portion of the Performance Period through the Participant’s termination.

SECTION 8. PAYMENT OF WITHHOLDING TAXES

The Company is entitled to withhold and deduct from the payment made pursuant to an Award or from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state, and local withholding and employment-related tax requirements attributable to any payment made pursuant to an Award.

SECTION 9. SUPPLEMENTAL POOL

The Plan shall have a supplemental pool which will be determined in the full discretion of the Committee. The supplemental pool shall be equal to 15 percent of the earned Awards pursuant to the Plan and payable to all regular and named Participants for a given Plan Year. No named Participant and/or a Covered Employee in the Plan shall be eligible for, or receive, a payment pursuant to the supplemental pool. The Committee shall have full discretion to make individual payments from the supplemental pool and is under no obligation to make such payments for any given Plan Year.

SECTION 10. PLAN AMENDMENT, MODIFICATION, AND TERMINATION

The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without the approval of the stockholders of the Company if stockholder approval of the amendment is then required for the Plan to continue to be a qualified performance-based compensation plan pursuant to Section 162(m) of the Code. Any termination, suspension, or amendment of the Plan may adversely affect any outstanding Award without the consent of the affected Participant.

SECTION 11. NON-FUNDED, UNSECURED OBLIGATION

A Participant’s only interest under the Plan shall be the right to receive a cash payment under an Award pursuant to the terms of the Award and the Plan (subject to the authority of the Committee pursuant to

Sections 3 8, 9, and 10 of the Plan). No portion of the amount payable to Participants upon the achievement of any Performance Goal therein shall be held by the Company or any Subsidiary in trust or escrow or any other form of asset segregation. To the extent that a participant acquires a right to receive such a cash payment under the Plan, such right shall be no greater than the right of any unsecured, general creditor of the Company.

SECTION 12. EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan was approved by the Board on February 1, 2012. The Plan is subject to shareholder approval as required by Section 162(m) of the Code, and no benefits will be granted or amounts will be paid pursuant to the Plan unless and until such time stockholder approval is obtained. If approved, the Plan will become effective January 1, 2012 and will remain in effect through and including the Plan Year ending December 31, 2016. The Plan may be terminated at any time by the Board. Any payments pursuant to Awards outstanding upon termination of the Plan may continue to be made in accordance with the terms of the Awards, subject to the authority of the Committee pursuant to Sections 3 and 10 of the Plan.

SECTION 13. MISCELLANEOUS

A. Employment

Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or otherwise modify the terms and conditions of the employment of any Employee or Participant at any time, nor confer upon any Employee or Participant any right to continue in the employ of the Company or any Subsidiary.

B. Restrictions or Transfer

Except pursuant to testamentary will or the laws of descent and as otherwise expressly permitted by the Plan, no right or interest of any Participant in an Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

C. Governing Law

Except to the extent in connection with other matters of corporate governance and authority (all of which shall be governed by the laws of the Company’s jurisdiction of incorporation), the validity, construction, interpretation, administration, and effect of the Plan and any rules, regulations, and actions relating to the Plan will be governed by and construed exclusively in accordance with the internal, substantive laws of the State of Delaware, without regard to the conflict of law rules of the State of Delaware or any other jurisdiction.

D. Successors

The Plan will be binding upon and inure to the benefit of the successors of the Company and the Participants.

200 PEACH STREET P.O. BOX 7000 EL DORADO, AR 71731-7000

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 8, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 8, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:
1. Election of Directors	For	Against	Abstain

1a F.W. Blue	☐	☐	☐

1b S.A. Cossé	☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.			For	Against	Abstain

1c C.P. Deming	☐	☐	☐	2	Advisory vote to approve executive compensation.		☐	☐	☐

1d R.A. Hermes	☐	☐	☐	3	Approve the proposed 2012 Long-Term Incentive Plan.		☐	☐	☐

1e J.V. Kelley	☐	☐	☐	4	Approve the proposed 2012 Annual Incentive Plan.		☐	☐	☐

1f W. Mirosh	☐	☐	☐	5	Approve the appointment of KPMG LLP as independent registered public accounting firm.		☐	☐	☐

1g R.M. Murphy	☐	☐	☐

1h N.E. Schmale	☐	☐	☐

1i D.J.H. Smith	☐	☐	☐
1j C.G. Theus	☐	☐	☐
1k D.M. Wood	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report, Stockholder Letter, Annual Report Amendment is/are available at www.proxyvote.com.

MURPHY OIL CORPORATION PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING, MAY 9, 2012

The stockholder(s) whose name(s) appear(s) on the reverse side hereby appoints Claiborne P. Deming and David M. Wood, or each of them, as the stockholder’s proxy or proxies, with full power of substitution, to vote all shares of Common Stock of Murphy Oil Corporation which the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at the South Arkansas Arts Center, 110 East 5th Street, El Dorado, Arkansas, on May 9, 2012, at 10:00 a.m., Central Daylight Time, and any adjournments thereof, as fully as the stockholder could if personally present.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NONE ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE, AND FOR PROPOSALS 2, 3, 4, AND 5. AS FAR AS THE COMPANY KNOWS, THESE ARE THE ONLY MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING. AS TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED AS PROXIES MAY VOTE THESE SHARES IN THEIR DISCRETION.

Murphy Oil Corporation encourages you to take advantage of new and convenient ways to vote the shares for proposals to be covered at the Annual Meeting of Stockholders. Please take this opportunity to use one of the three voting methods detailed on the reverse side to vote these shares. This year, voting has been made easier than ever.

Continued and to be signed on reverse side